DEFINITIVE COPY


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [v]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))

[v] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-12


                                 ClearComm, L.P.
             (Exact Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[v] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

Dear Limited Partner:

     We are proposing the adoption of an amendment to the Agreement of Limited Partnership, as previously amended (the "Partnership Agreement"), of ClearComm, L.P. (the "Partnership") to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     The Partnership Agreement stipulates presently that the Partnership will dissolve no later than December 31, 2005. When the Partnership was organized in January 1995, the General Partner believed that 10 years would be enough time to grow and mature the Partnership's business so as to create the maximum possible value for you, our Limited Partners. For a variety of reasons, however, the Partnership has not grown and matured to the degree expected. These reasons include start-up delays caused by the FCC's delay in the C-Block license auction process, the financial downturn that the global wireless industry has experienced during the past three years, and bankruptcy litigation involving other wireless carriers that has disrupted the industry. The General Partner, therefore, does not believe it would be in the Limited Partners' best interest to dissolve the Partnership and liquidate its assets during 2005.

     Although we cannot be sure, and there are no guarantees of future success, the General Partner believes that the economic recovery beginning to take effect in the Puerto Rican market, renewed investor interest in the wireless sector, and a recently renewed trend towards consolidation in the wireless sector (including Verizon Communications, Inc.'s merger with MCI Inc. announced in February 2005; Alltel Corporation's merger with Western Wireless Corporation announced in January 2005; Sprint Corporation's merger with Nextel Communications Inc. announced in December 2004; and Cingular Wireless LLC's merger with AT&T Wireless Services Inc. announced in February 2004), over time, are likely to have a positive impact on the value of the Partnership. Accordingly, the General Partner believes it is in the best interests of the Limited Partners and the Partnership to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     If adopted, the proposed amendment will not affect the ability of Limited Partners of the Partnership to sell, assign, or transfer their Partnership Units (subject to Article 12 and other applicable provisions of the Partnership Agreement and the requirements of Federal and applicable state securities laws). In addition, the management fees paid by the Partnership to the General Partner will not change as a result of the amendment.

     You may vote on the proposed amendment by Internet (in accordance with the instructions set forth on the enclosed Consent Card), or by completing and mailing or faxing the Consent Card. Before casting your vote by Internet or on the Consent Card, please read carefully the enclosed Solicitation Statement, which explains the proposed amendment in greater detail.

             THE GENERAL PARTNER OF THE PARTNERSHIP RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT.


     If you need additional information, please call Georgeson Shareholder Communications, Inc. at 1-866-203-1913.


                                                SuperTel Communications Corp.,
                                                the General Partner

                                 CLEARCOMM, L.P.
                                     PMB 159
                                 P.O. Box 11850
                        San Juan, Puerto Rico 00922-1850


                               September 16, 2005


     This Solicitation Statement is being furnished to each limited partner (individually, a "Limited Partner" and, collectively, the "Limited Partners") of ClearComm, L.P., a Delaware limited partnership (the "Partnership"), in connection with the solicitation by the Partnership of the consent of the Limited Partners to a proposed amendment (the "Amendment") to the Agreement of Limited Partnership, dated as of January 24, 1995, as previously amended (the "Partnership Agreement"). SuperTel Communications Corp., a Puerto Rico corporation, is the general partner of the Partnership (the "General Partner").

     The purpose of the Amendment is to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     If Limited Partners who hold in the aggregate at least a majority of the outstanding Units of the Partnership held by Limited Partners consent to the Amendment, the Partnership Agreement will be amended to indicate that the Partnership shall be dissolved and its affairs shall be wound up no later than 5:00 p.m. P.S.T., December 31, 2010.


     This Solicitation Statement should be read carefully as it describes certain consequences of the proposed Amendment. This Solicitation Statement and the accompanying Consent Card are being mailed to Limited Partners of record as of the close of business on September 16, 2005 (the "Record Date"). Pursuant to
Article 14 of the Partnership Agreement, the adoption of the Amendment requires the consent of the General Partner and the Limited Partners who hold in the aggregate at least a majority of the outstanding Units of the Partnership held by Limited Partners. The General Partner has already consented to the adoption of the Amendment. On the Record Date, there were outstanding 2765.2 Units held by Limited Partners. Therefore, under the Partnership Agreement, the consent of Limited Partners holding more than 1382.6 Units will be required for the adoption of the Amendment.


     Under applicable law and the Partnership Agreement, no appraisal rights (namely, rights of non-consenting Limited Partners to exchange their Units in the Partnership for payment of the Units' fair value) or similar rights are available to any Limited Partner regardless of whether such Limited Partner has or has not consented to the Amendment.


     A Limited Partner may vote either on the Internet or by using the attached Consent Card. A vote cast by a Limited Partner on the Internet, to be valid, must be cast in accordance with the instructions set forth on the Consent Card by November 30, 2005 (subject to extension at the discretion of the General Partner for up to an additional 31 days). Likewise, the Consent Card enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Units and returned to the General Partner by such date. A Limited Partner who casts a vote on the Internet or by using the Consent Card may revoke that vote by giving written notice of revocation to the General Partner or by casting a later-dated vote, in either case by the last date on which votes must be returned to the General Partner.

     To be counted, a Consent Card must be received by November 30, 2005, or a vote must be cast on the Internet by November 30, 2005 (in either case, subject to extension at the discretion of the General Partner for up to an additional 31 days). FAILURE EITHER TO RETURN THE CONSENT CARD OR TO CAST A VOTE ON THE INTERNET IN A TIMELY MANNER WILL HAVE THE EFFECT OF VOTING AGAINST THE AMENDMENT.


     A vote cast on the Internet or on a properly executed Consent Card received by the General Partner will be voted in accordance with the direction (that is, "for" or "against" the proposed Amendment; or "abstain") indicated on the Internet or Consent Card. If no direction is indicated (that is, if no box is checked on the Internet or on the Consent Card), a vote that has been properly submitted over the Internet or a properly executed Consent Card received by the General Partner will be counted as a vote in favor of the Amendment. Abstentions and broker non-votes (which are consents from brokers or nominees indicating that such persons have not received instructions from beneficial owners or other persons entitled to give consents with respect to

Partnership Units as to matters for which the brokers or nominees do not have discretionary power) will have the effect of votes against the proposal.

     VOTING ON THE AMENDMENT WILL BE CONDUCTED ONLY BY INTERNET AND BY WRITTEN CONSENT, AND NO FORMAL MEETING OF THE LIMITED PARTNERS WILL BE HELD FOR THE PURPOSE OF VOTING ON THE AMENDMENT.

     THE GENERAL PARTNER RECOMMENDS THAT YOU CONSENT TO THE AMENDMENT.


     LIMITED PARTNERS ARE ASKED TO VOTE EITHER BY INTERNET (IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ATTACHED CONSENT CARD) BY NOVEMBER 30, 2005, OR BY MARKING AND SIGNING THE ACCOMPANYING CONSENT CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY NOVEMBER 30, 2005. THE CONSENT CARD MAY ALSO BE RETURNED BY FACSIMILE TO 1-877-260-0406.

                                TABLE OF CONTENTS


                                                                   Page
                                                                   ----
FORWARD-LOOKING STATEMENTS                                            4

BACKGROUND AND PURPOSE OF AMENDMENT                                   4

ALTERNATIVES TO AMENDMENT                                             5

THE GENERAL PARTNER                                                   7

MANAGEMENT OF NEWCOMM                                                 8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT        8

CONSENT OF LIMITED PARTNERS                                           9

ADDITIONAL INFORMATION CONCERNING THE COMPANY                        11

FINANCIAL AND OTHER INFORMATION                                      12

EXHIBIT A -- PROPOSED AMENDMENT TO PARTNERSHIP AGREEMENT            A-1

CONSENT CARD

FORWARD-LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS SOLICITATION STATEMENT MADE BY THE PARTNERSHIP AND THE GENERAL PARTNER AND CERTAIN FUTURE ORAL AND WRITTEN STATEMENTS MADE BY THE PARTNERSHIP AND THE GENERAL PARTNER MAY INCLUDE FORWARD-LOOKING STATEMENTS, INCLUDING (WITHOUT LIMITATION) STATEMENTS WITH RESPECT TO ANTICIPATED FUTURE OPERATING AND FINANCIAL PERFORMANCE, GROWTH OPPORTUNITIES AND GROWTH RATES, ACQUISITION AND DIVESTITIVE OPPORTUNITIES, AND OTHER SIMILAR FORECASTS AND STATEMENTS OF EXPECTATION. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," AND "SHOULD," AND VARIATIONS OF THESE WORDS AND SIMILAR EXPRESSIONS, ARE INTENDED TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS MADE BY THE PARTNERSHIP OR THE GENERAL PARTNER ARE BASED ON ESTIMATES, PROJECTIONS, BELIEFS AND ASSUMPTIONS OF MANAGEMENT AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE OR SUCCESS. THE PARTNERSHIP AND THE GENERAL PARTNER DISCLAIM ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT BASED ON THE OCCURRENCE OF FUTURE EVENTS, THE RECEIPT OF NEW INFORMATION, OR OTHERWISE.

BACKGROUND AND PURPOSE OF AMENDMENT

     The Partnership is soliciting the consent of the Limited Partners to the proposed Amendment to the Partnership Agreement to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     The Partnership Agreement stipulates presently that the Partnership will dissolve no later than December 31, 2005. When the Partnership was organized in January 1995, the General Partner believed that 10 years would be enough time to grow and mature the Partnership's business so as to create the maximum possible value for the Limited Partners. For a variety of reasons, however, the Partnership has not grown and matured to the degree expected. These reasons include start-up delays caused by the FCC's delay in the C-Block license auction process, the financial downturn that the global wireless industry has experienced during the past three years, and bankruptcy litigation involving other wireless carriers that has disrupted the industry.

     Over the past three years, the global wireless industry has suffered through a financial downturn that has had a negative effect on valuations of wireless service providers, including the Partnership. As shown in the illustration below, the stocks of regional wireless service providers in the U.S. have consistently underperformed the Nasdaq index since January 2002. The General Partner believes that this industry-wide downturn was caused in large part by a sluggish economy and intense competition among new and established service providers and that, as service providers scrambled to survive a difficult market, many began to offer discount pricing and subsidies to attract new subscribers. Further, the General Partner believes that this intense competition and pricing deflation drove out smaller competitors from the market and lowered profits and valuations for the service providers like the Partnership that have managed to survive the downturn.

[GRAPH OMITTED. SEE ATTACHED PDF]


     In light of this financial downturn in the global wireless industry and the effect the downturn and the industry disruptions described above have had on the Partnership, the General Partner does not believe it would be in the Limited Partners' best interest to dissolve the Partnership and liquidate its assets during 2005.

     Although we cannot be sure, and there are no guarantees of future success, the General Partner believes that the economic recovery beginning to take effect in the Puerto Rican market, renewed investor interest in the wireless sector, and a recently renewed trend towards consolidation in the wireless sector (including Verizon Communications, Inc.'s merger with MCI Inc. announced in February 2005; Alltel Corporation's merger with Western Wireless Corporation announced in January 2005; Sprint Corporation's merger with Nextel Communications Inc. announced in December 2004; and Cingular Wireless LLC's merger with AT&T Wireless Services Inc. announced in February 2004), over time, are likely to have a positive impact on the value of the Partnership. Accordingly, the General Partner believes it is in the best interests of the Limited Partners and the Partnership to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     If adopted, the proposed Amendment will not affect the ability of Limited Partners of the Partnership to sell, assign, or transfer their Partnership Units (subject to Article 12 and other applicable provisions of the Partnership Agreement and the requirements of Federal and applicable state securities laws). In addition, the management fees paid by the Partnership to the General Partner will not change as a result of the amendment.

ALTERNATIVES TO AMENDMENT

     Before deciding to recommend that the Limited Partners vote in favor of the Amendment described in this Solicitation Statement, the General Partner carefully considered and rejected four possible alternatives to the Amendment. Although the General Partner believes that the Amendment is in the best interests of the Limited Partners and the Partnership, the General Partner's belief in this regard is based on available information and subjective business judgment. Accordingly, there are no guarantees of future success. Further, if the Limited Partners approve the extension of the Partnership's life by five years, the General Partner will continue to look for an attractive sale or other opportunity to maximize the Partnership's value, and may seek to dissolve the Partnership prior to the end of the new five-year period if the opportunity develops.

     The first alternative considered by the General Partner would be to abstain from extending the dissolution date of the Partnership. In this event, or if the Limited Partners vote against the proposed Amendment described in this Solicitation Statement, the Partnership would dissolve on December 31, 2005. Upon dissolution, the General Partner would be required by the Partnership Agreement to liquidate the Partnership's assets. The General Partner would then be required to distribute the proceeds of the liquidation to the payment of the Partnership's debts and liabilities, with the balance, if any, to be distributed to each Limited Partner in payment of the credit balance in such Limited Partner's capital account. The General Partner, however, does not believe at this time that it can find a purchaser willing to buy the Partnership's assets (including the shares of capital stock in NewComm Wireless Services, Inc. ("NewComm") held by the Partnership) at a price that is high enough both to satisfy the Partnership's debts and liabilities, and to yield a reasonably high cash distribution to the Limited Partners.

     Alternatively, in the event that the Partnership could satisfy its debts and liabilities upon the dissolution of the Partnership without having to sell the NewComm stock held by the Partnership, the General Partner could distribute the NewComm stock, together with any remaining assets, to the Limited Partners and the General Partner. Such a distribution, however, would result in each Limited Partner becoming a very small minority holder in NewComm. For example, a Limited Partner who held two Partnership Units prior to the distribution would receive NewComm shares in the distribution constituting a mere .0002% (approximately) of the outstanding shares of NewComm. As a consequence of this distribution, the Limited Partners and the General Partner would cede a greater degree of control of NewComm to Telefonica Moviles Puerto Rico, Inc. ("TEM Puerto Rico").

     This shift in the control of NewComm may result in material costs and delays associated with having to seek the consent of the FCC and the Department of Homeland Security if the shift is deemed by either agency to be a transfer of control of the Partnership's personal communications services ("PCS") licenses from NewComm to TEM Puerto Rico. There would be no guarantee that this consent from the Department of Homeland Security or the FCC would be forthcoming, particularly because TEM Puerto Rico is not a U.S. entity. In addition, certain protections and benefits afforded to the Partnership and, by extension, to the Limited Partners, through the Partnership's amended and restated shareholders agreement with TEM Puerto Rico, may be jeopardized and inapplicable if the Partnership were to be dissolved in the manner described above. These protections and benefits include representation on NewComm's board of directors, veto rights with respect to board decisions concerning certain extraordinary matters, access to financial information, and registration rights. For the foregoing reasons, the General Partner rejected this alternative.

     The second alternative would be to recommend that the Partnership's life be extended by only three years rather than five. This approach would require that the General Partner recommend that the Limited Partners vote in favor of extending the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2008. The General Partner rejected this alternative on the basis of its belief that three years is not a sufficient amount of time for the Partnership to improve its operations, increase its cash flow, change its capital structure, and obtain permanent financing, all of which the General Partner believes are necessary to create a material increase in the Partnership's value. In addition, the General Partner believes that it will take four to five years before a combination of the economic recovery in the Puerto Rican market, renewed investor interest in the wireless sector, and consolidation in the wireless sector will have an adequate opportunity to increase the Partnership's value.

     Moreover, in the event that in 2008 the value of the Partnership appears to be on an upward trajectory, the General Partner does not want to be in the position of having to incur additional expenses and fees associated with seeking yet another extension of the Partnership's life, particularly when it believes at this time that a three year extension is not long enough to permit market forces and trends to exert optimal upward pressure on the Partnership's value. If the Partnership's life is extended by five years but the value of the Partnership increases significantly after three years, the General Partner could always at that time seek the Limited Partner's consent to an earlier termination of the Partnership if necessary.

     The third alternative would be to recommend that the Partnership's life be extended by 10 years rather than five. This approach would require that the General Partner recommend that the Limited Partners vote in favor of extending the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2015. While the General Partner believes that a three year extension would not be long enough, it also believes that a

10 year extension would be unnecessarily long in light of its view that a combination of the economic recovery beginning to take effect in the Puerto Rican market, renewed investor interest in the wireless sector, and a recently renewed trend towards consolidation in the wireless sector will have an optimal effect on the Partnership's value within four to five years; whereas it has no basis to believe that an extension of more than five years will allow or create any additional opportunities for the Partnership's value to increase.

     The fourth alternative considered by the General Partner would be to convert ClearComm, L.P. from a limited partnership to a corporation. Corporations are more familiar to acquirors, investors, and lenders than are limited partnerships and, therefore, are arguably more attractive as acquisition targets, investment opportunities, and borrowers than are limited partnerships. Nevertheless, the General Partner does not believe at this time that the conversion of ClearComm, L.P. from a limited partnership to a corporation would materially increase the Limited Partners' liquidity or ClearComm's value. Moreover, the conversion would be more complicated from a structural and legal standpoint than an extension of the Partnership, and would require the Partnership to incur considerably more in the way of legal and accounting fees and expenses. Consequently, a conversion would be more costly to the Partnership than the proposed extension. In addition, it is possible that a conversion would be deemed by the FCC to be a transfer of control of the Partnership's PCS licenses from NewComm to the new corporation, which could result in material costs and delays associated with having to obtain the FCC's consent to the deemed transfer of control.

     In sum, while the General Partner reserves the right to propose in the future that the Limited Partners approve any of the alternatives described above, the General Partner, after considering the alternatives described above and the available data and other information relevant to such alternatives, believes that a five year extension of the Partnership's life is the best alternative for the Limited Partners and the Partnership at this time.

THE GENERAL PARTNER

     The Partnership has no directors or officers. The General Partner, SuperTel Communications Corp., manages and conducts the business and affairs of the Partnership. The General Partner is a Puerto Rico corporation incorporated in June 1996. The shares of the General Partner are held by certain individuals and entities, including Puerto Rico trusts. Moreover, approximately 51.49% of the General Partner's voting shares are held in a voting trust (the "SuperTel Voting Trust").


     The General Partner's business and affairs are managed and conducted by its board of directors, which currently consists of the following seven people:
Chris J. Clark, John Duffy, Ture Elowson, Fred H. Martinez, Margaret W. Minnich, Lawrence Odell, and James T. Perry. In connection with the termination of the SuperTel Voting Trust on or about October 31, 2005, certain shareholders of the General Partner holding a majority of the General Partner's outstanding shares entered into a shareholders agreement (the "SuperTel Shareholders Agreement") on June 8, 2005. The SuperTel Shareholders Agreement governs how the General Partner will be controlled through December 31, 2010. Under the terms of the SuperTel Shareholders Agreement, the shareholders agreed among other things to cause the General Partner to expand the size of its board from five directors to seven directors and to vote their shares in favor of the election of Chris Clark, John Duffy, and Ture Elowson to the General Partner's board. Also, pursuant to the agreement, Javier O. Lamoso agreed to resign his position as a director of the General Partner at the time that the three new directors were elected to the board.

     The following is biographical information for each of the three new directors who were elected to the General Partner's board, effective July 13, 2005, pursuant to the SuperTel Shareholders Agreement:


     Chris J. Clark, age 64, is a member of the New York and Pennsylvania Bars, and is a CPA in New York. Mr. Clark has practiced law for 40 years, specializing in tax law and business law, with a heavy emphasis on venture capital projects (primarily in real estate and cellular telephone franchises). From 1972 through 1996, Mr. Clark was the Managing Partner of his law firm, then named Lentz, Cantor, Kilgore & Massey, Ltd., and he is currently Of Counsel to the successor law firm, Lentz, Cantor & Massey, Ltd. Mr. Clark was the Managing Partner of a partnership that successfully participated in the MSA and RSA cellular lotteries and, from 1991 through 1994, was an officer and director of a corporation that owned and eventually sold the RSA license for NY-4. He has been involved in a number of other investment projects, and in most cases was either the managing partner or principal. He is currently, and has been since 1995, the managing partner of PCS Partners, a significant investor in and limited partner of the Partnership. He holds a BBA from Siena

College (Magna Cum Laude; 1962) and a JD from Villanova Law School (1965), where he was a member of the Law Review.

     John Duffy, age 55, has held executive and supervisory positions in a number of industries, including the wireless and financial management industries. From 2001 to the present, he has been engaged in various enterprises as a private investor and through international philanthropic endeavors, and has worked with Geneva Global, a professional services firm and foundation. From 1999 through 2001, Mr. Duffy served as the Executive Director of Net Impact, a network of over 5,000 MBA students attending over 60 universities. In addition, from 1994 through 1998, Mr. Duffy served as Executive Vice President of the Partnership; and from 1981 through 1990, he was an Executive Vice President at Drexel Burnham Lambert, where he was responsible for investment portfolios of high net worth investors and institutional clients. Mr. Duffy holds a BA from John Carroll University (1971).

     Ture Elowson, age 63, has been a limited partner of the Partnership since its inception. He is a businessman. He founded Independent Cellular Telephone Company in 1988 and remains as one the company's Managing Partners. Mr. Elowson served as Director of Marketing for Romulus Engineering during the PCS auctions. He is on the Board of Directors of Lamar County Cellular. He is a founder and managing partner for Zymed, LLC, a company specializing Bioscience software. Mr. Elowson received his business degree from Drake University.


     The biographical information for the other four members of the General Partner's board can be found in the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 2004.


     The General Partner may benefit from the adoption of the Amendment to the extent that the General Partner and its President, Javier O. Lamoso, will continue to receive fees from the Partnership past December 31, 2005, the date on which the Partnership is currently scheduled to dissolve. The management fees (cost plus 10%) paid by the Partnership to the General Partner, however, will not change as a result of the amendment.

MANAGEMENT OF NEWCOMM

     The Partnership owns and operates its PCS network and holds its PCS licenses through its subsidiary, NewComm. NewComm is currently managed by the Partnership. Under an April 20, 2005 amendment to a stock purchase agreement (the "Amendment to Stock Purchase Agreement") among TEM Puerto Rico, the Partnership, and NewComm, however, TEM Puerto Rico has the option in April 2008 to purchase a majority interest in NewComm, provided that certain guarantees made by Telefonica S.A. with respect to NewComm's outstanding indebtedness remain in effect at the time the option is exercised. Moreover, pursuant to the amended and restated shareholders agreement (the "Amended and Restated Shareholders Agreement"), also dated April 20, 2005, among NewComm, the Partnership, and certain other shareholders of NewComm, once TEM Puerto Rico becomes the holder of a majority of NewComm's capital stock, TEM Puerto Rico will have the right to designate four directors to NewComm's board (two more directors than TEM Puerto Rico currently has the right to designate), and the Partnership will have the right to designate three directors to NewComm's board (one less director than the Partnership currently has the right to designate). Consequently, if TEM Puerto Rico exercises its purchase option in April 2008, TEM Puerto Rico will gain both voting and management control of NewComm, and the Partnership's role in managing NewComm would likely come to an end.


     More information regarding, as well as copies of, the Amendment to Stock Purchase Agreement and the Amended and Restated Shareholders Agreement can be found in the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Exclusive management and control of the Partnership's business is vested in the General Partner. The Partnership has one administrative employee and is managed and controlled by the Board of Directors and executive officers of the General Partner. The General Partner owns 100% of the Partnership's general partnership interest. The shares of the General Partner are held by certain individuals and entities, including Puerto Rico trusts.

     As of June 30, 2005, 2765.2 Partnership Units were held by 1,447 Limited Partners, including one unit held by the General Partner. The following table sets forth, as of June 30, 2005, information with respect to beneficial ownership of the Partnership's Units by: (i) all persons known to the General Partner to be the beneficial owner of 5.0% or more thereof; (ii) each Director of the General Partner; (iii) each of the executive officers of the General Partner; and (iv) all executive officers and Directors as a group of the General Partner. All persons listed have sole voting and investment power with respect to their Units, unless otherwise indicated.



                                                                       Units Beneficially          Percentage
Name of Beneficial Owner                                                     Owned                 Ownership
------------------------------------------------------------------   -----------------------  ---------------------
Fred H. Martinez(1)                                                                     4.4            *
Javier O. Lamoso(2)                                                                     1.0            *
Margaret W. Minnich(3)                                                                  3.0            *
James T. Perry(4)                                                                       4.4            *
Lawrence Odell(5)                                                                       4.4            *
Chris J. Clark(6)                                                                      40.0          1.45%
John Duffy                                                                              1.4            *
Ture Elowson                                                                            5.0            *
All executive officers and directors of the General Partner as a                       61.2          2.21%
group (8 persons) (7)


---------------------------------------
* Less than 1.0%.

(1) Mr. Martinez is Chairman of the Board of Directors of the General Partner. Mr. Martinez and Mr. Lawrence Odell are Trustees of Martinez Odell & Calabria Pension Fund, which owns 2.4 Units reflected in the table.

(2)  Mr. Lamoso is President of the General Partner.

(3) Ms. Minnich is a Director. Ms. Minnich is the Co-Trustee of the J.B. Wharton Trust C F/B/O Margaret Minnich U/A/D 11/13/67, which owns 1 Unit reflected in the table.
(4)  Mr. Perry is a Director.
(5) Mr. Odell is a Director and Secretary of the General Partner. Mr. Martinez and Mr. Odell are trustees of Martinez Odell & Calabria Pension Fund, which owns 2.4 Units reflected in the table.

(6) Mr. Clark is a partner in a partnership that owns 40 Units reflected in the table.
(7) Although ownership of the 2.4 Units held in the Martinez Odell & Calabria Pension Fund is attributed to both Mr. Martinez and Mr. Odell in their respective capacities as trustees of such Fund (see notes (1) and (5) above), the aggregate number of shares owned by all executive officers and directors of the General Partner as a group counts these 2.4 Units only one time.


CONSENT OF LIMITED PARTNERS

     This Solicitation Statement is being furnished to Limited Partners in connection with the solicitation by the Company of the consent of the Limited Partners to the Amendment. NO FORMAL MEETING OF THE LIMITED PARTNERS WILL BE HELD FOR THE PURPOSE OF VOTING ON THE AMENDMENT.


     To be counted, a Consent Card must be received by November 30, 2005, or a vote must be cast on the Internet by November 30, 2005 (in either case, subject to extension at the discretion of the General Partner for up to an additional 31 days). FAILURE EITHER TO RETURN THE CONSENT CARD OR TO CAST A VOTE ON THE INTERNET IN A TIMELY MANNER WILL HAVE THE EFFECT OF VOTING AGAINST THE AMENDMENT.


     A vote cast on the Internet or on a properly executed Consent Card received by the General Partner will be voted in accordance with the direction (that is, "for" or "against" the proposed Amendment; or "abstain") indicated by the Limited Partner on the Internet or Consent Card. If no direction is indicated (that is, if no box is checked on the Internet or on the Consent Card), a vote properly submitted over the Internet or a properly executed Consent Card received by the General Partner will be counted as a vote in favor of the Amendment. Abstentions and broker non-votes (which are consents from brokers or nominees indicating that such persons have not received instructions from beneficial owners or other persons entitled to give consents with respect to Partnership Units as to matters for which the brokers or nominees do not have discretionary power) will have the effect of votes against the proposal.


     A Limited Partner may vote on the Internet by following the instructions set forth on the enclosed Consent Card. Alternatively, the Consent Card may be returned by mail to the General Partner at the following address: c/o Georgeson Shareholder, Wall Street Station, P.O. Box 1102, New York, New York 10269-0667. A self-addressed envelope is enclosed for this purpose. The Consent Card may also be returned to the General Partner by facsimile at 1-877-260-0406. To be valid, a Consent Card must be signed by the record owner(s) of the Partnership Units represented thereby as listed in the records of the Partnership on the Record Date.


     A Limited Partner who casts a vote on the Internet or by using the Consent Card may revoke that vote by giving written notice of revocation to the General Partner or by casting a later-dated vote, in either case by the last date on which votes must be returned to the General Partner. All questions as to the validity (including time of receipt) of all Consent Cards will be determined by the General Partner, which determinations will be final and binding.


     Pursuant to Article 14 of the Partnership Agreement, the adoption of the Amendment requires the consent of the General Partner and the Limited Partners who hold in the aggregate at least a majority of the outstanding Units of the Partnership held by Limited Partners. The General Partner has already consented to the adoption of the Amendment. On the Record Date, there were outstanding 2765.2 Units held by Limited Partners. Accordingly, under the Partnership Agreement, the consent of Limited Partners holding more than 1382.6 Units will be required for the adoption of the Amendment. Upon receipt of the requisite approval, it will be binding on all Limited Partners, whether or not they consented.


     This Solicitation Statement has been prepared under the direction of the General Partner. In addition to soliciting the consent of Limited Partners by mail, representatives of the General Partner may, at the Partnership's expense, solicit the consent of Limited Partners by telephone, telegraph, in person or by other means. The General Partner has engaged Georgeson Shareholder Communications, Inc., a consent solicitor, to assist it in this endeavor, as well as to assist it in preparing and mailing this Solicitation Statement and in making Internet voting available. As compensation for providing these services, the Partnership expects to pay Georgeson Shareholder Communications, Inc. approximately $30,000, including certain customary fees and expenses. Also, arrangements have been made with custodians, nominees and fiduciaries for the forwarding of this Solicitation Statement to beneficial owners of Units held of record by such custodians, nominees and fiduciaries, and the Partnership will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

     Any Limited Partner who plans to vote on the Internet should understand that there may be costs associated with electronic access, such as usage charges for Internet access providers, and that those costs must be borne by the Limited Partner.

     THE GENERAL PARTNER RECOMMENDS THAT THE AMENDMENT BE APPROVED AND URGES EACH LIMITED PARTNER TO VOTE IMMEDIATELY EITHER BY INTERNET OR BY COMPLETING AND RETURNING THE ENCLOSED CONSENT CARD.


         ANY LIMITED PARTNER WITH QUESTIONS RELATING TO THE AMENDMENT SHOULD TELEPHONE GEORGESON SHAREHOLDER COMMUNICATIONS, INC. AT 1-866-203-1913.

ADDITIONAL INFORMATION CONCERNING THE COMPANY


     The limited partnership interests of the Partnership are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Partnership files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be read at the Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like the Partnership who file electronically with the Commission. In addition, the Partnership's Annual Report on Form 10-K/A for the year ended December 31, 2004, and its Quarterly Reports on Form 10-Q and Form 10-Q/A for the three-month periods ended March 31, 2005 and June 30, 2005, respectively, may be obtained by Limited Partners from the Partnership's Internet site (http://www.clearcommlp.com), by oral request made by calling the Partnership at 1-800-817-6797, or by writing to the Partnership, c/o SuperTel Communications Corp., PMB 159, P.O. Box 11850, San Juan, Puerto Rico 00922-1850. Upon oral or written request, such items will be provided, without charge and by first class mail or other equally prompt means, within one business day of receipt of such request.

FINANCIAL AND OTHER INFORMATION


(1)  Consolidated Financial Statements

THE PARTNERSHIP RESTATED ITS CONSOLIDATED FINANCIAL STATEMENTS FOR THE CALENDAR YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000. OUR PRIOR INDEPENDENT ACCOUNTANTS, ARTHUR ANDERSEN LLP, ARE NOT ABLE TO REISSUE THEIR REPORT RELATING TO THE PARTNERSHIP'S FINANCIAL STATEMENTS FOR 2001 AND 2000 OR TO AUDIT THE RESTATEMENT ADJUSTMENTS BECAUSE THEY CEASED OPERATIONS IN 2002. THE PARTNERSHIP BELIEVES THAT THE EFFECT OF THE ADJUSTMENTS MADE IN THE RESTATED FINANCIAL STATEMENTS, AND THE NATURE OF THE ACCOUNTING ISSUES ADDRESSED BY THOSE ADJUSTMENTS, DO NOT HAVE A MATERIAL EFFECT ON THE PARTNERSHIP'S FINANCIAL POSITION AS A WHOLE OR ON THE PARTNERSHIP'S INVESTORS, CREDITORS, SUPPLIERS, EMPLOYEES OR CUSTOMERS. THEREFORE, THE PARTNERSHIP BELIEVES THAT A RE-AUDIT OF THE PARTNERSHIP'S 2001 AND 2000 CONSOLIDATED FINANCIAL STATEMENTS IS UNNECESSARY. ACCORDINGLY, OUR CONSOLIDATED FINANCIAL STATEMENTS FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000 ARE RESTATED AND UNAUDITED.

THE RESTATEMENTS OF THE PARTNERSHIP'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE CALENDAR YEARS ENDED DECEMBER 31, 2001 AND DECEMBER 31, 2000 ARE DESCRIBED IN DETAIL WITHIN ITEM 7, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" OF THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K/A FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2004.

IN ADDITION, THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE CALENDAR YEARS ENDED DECEMBER 31, 2004 AND DECEMBER 31, 2003 HAVE BEEN RESTATED TO REFLECT THE CHANGE IN INVENTORY PRICING METHODOLOGY. THESE RESTATEMENTS ARE ALSO DESCRIBED IN DETAIL WITHIN ITEM 7, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" OF THE PARTNERSHIP'S ANNUAL REPORT ON FORM 10-K/A FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2004.

The table set forth on the next page summarizes selected consolidated financial data of the Partnership from the period from January 1, 2000 to December 31, 2000, from January 1, 2001 to December 31, 2001 January 1, 2002 to December 31, 2002, from January 1, 2003 to December 31, 2003 and from January 1, 2004 to December 31, 2004. This information should be read in conjunction with the Partnership's audited consolidated financial statements and related notes thereto and management discussion referenced above.

Statements of Operations Data

                                                                                                        Restated and Unaudited
                                                                                                             December 31,
                                            December 31,        December 31,      December 31,     --------------------------------
                                                2004                2003              2002              2001              2000
                                          -----------------    --------------    ---------------   ---------------   --------------
                                             (Restated)          (Restated)
Revenues:
     Service revenues                     $     100,336,047    $  101,557,423    $    99,779,656   $   112,025,407   $   79,906,400
     Handsets and accessories sales               4,665,889         7,336,689          8,177,441        11,710,520       12,104,805
                                          -----------------    --------------    ---------------   ---------------   --------------

Total Revenues                                  105,001,936       108,894,112        107,957,097       123,735,927       92,011,205
Expenses:
     Operating expenses                         127,160,343       117,358,908        117,905,555       136,940,300      133,397,603
                                          -----------------    --------------    ---------------   ---------------   --------------

Income (loss) from operations                   (22,158,407)       (8,464,796)        (9,948,458)      (13,204,373)     (41,386,398)

Interest expense                                 (9,470,793)      (13,312,468)       (16,212,644)      (20,172,216)     (11,141,769)
                                          -----------------    --------------    ---------------   ---------------   --------------

Loss before other income (expense)              (31,629,200)      (21,777,264)       (26,161,102)      (33,376,589)     (52,528,167)
Other Income (expense)

   Gain on sale of California Licenses                4,168                --                 --                --               --

   Gain on sale of investment in
     stock of subsidiary                                 --                --         13,000,000                --               --

   Equity in net loss of subsidiary                (115,382)         (140,608)          (114,746)               --               --

   Interest income                                  126,827           213,369            249,661           548,002          490,309

   Gain on sale of
     Visalia-Porterville license                                                                         4,814,337               --

   Other                                              1,292               337              1,113                --               --
   Write-down of investment in
     subsidiary                                    (165,306)               --                 --                --               --
   Realized loss on sale of
     investment in securities                       (56,518)               --                 --                --               --
   Write-off of discount on note
     payable to FCC                                      --        (3,913,661)                --                --               --
                                          -----------------    --------------    ---------------   ---------------   --------------

   Net loss                               $     (31,834,119)   $  (25,617,827)   $   (13,025,074)  $   (28,014,250)  $  (52,037,858)
                                          =================    ==============    ===============   ===============   ==============

   Net loss attributable to General
     Partner                              $     (31,834,119)   $  (25,617,827)   $   (13,025,074)  $   (28,014,250)  $  (25,765,959)
                                          =================    ==============    ===============   ===============   ==============

   Net loss attributable to Limited
     Partners                             $              --    $           --    $            --   $            --   $  (26,271,898)
                                          =================    ==============    ===============   ===============   ==============

   Net loss per unit attributable to
     Limited Partners                     $              --    $           --    $            --   $            --   $       (9,035)
                                          =================    ==============    ===============   ===============   ==============

Balance Sheets Data

                                                                                                       Restated and Unaudited
                                                                                                            December 31,
                                            December 31,      December 31,       December 31,     ---------------------------------
                                                2004              2003               2002              2001               2000
                                          ----------------   ---------------    ---------------   ---------------    --------------
                                             (Restated)        (Restated)
ASSETS:
Cash and cash equivalents                 $     10,612,430   $     1,007,353    $    22,709,786   $    10,241,902    $    9,338,798
Cash in escrow account                                  --        1,500,000                  --                --                --
Accounts receivable, net                         7,909,573        12,297,162         11,594,949        19,099,986        20,049,769
Accounts receivable, other                       4,204,524         7,457,028          6,483,255                --                --
Insurance claim receivable                         403,657               --             270,002         1,496,324         1,256,285
Interest receivable                                 20,000            14,000              8,000             2,000                --
Inventories                                      4,341,975         8,651,295         10,461,112        10,305,254        12,977,164
Prepaid expenses                                   841,750           672,406            625,610           652,279           751,603
Investment in Securities                                --         7,338,288         10,000,000                --                --
Leasehold rights, net                            3,314,144                --                 --                --                --
Investment in Subsidiary                           247,959           397,980            277,254                --                --
PCS licenses, net                               46,750,449        57,517,974         57,517,974        57,517,974        64,838,452
Deferred financing costs                           635,824           774,363            901,235           906,731         1,730,047
Note receivable from officer                       100,000           100,000            100,000           100,000                --
Property and equipment, net                     80,546,773        90,753,422        101,931,922       102,095,953        97,002,140
                                          ----------------   ---------------    ---------------   ---------------    --------------

                                          $    159,929,058   $   188,481,271    $   222,881,099   $   202,418,403    $  207,944,258
                                          ================   ===============    ===============   ===============    ==============

LIABILITIES AND PARTNERS' CAPITAL
   (DEFICIT):
Accounts payable and accrued
   Liabilities                            $     48,810,130   $    40,224,333    $    47,022,094   $    41,642,052    $   45,743,223
Notes payable -- short-term                    136,836,780       113,816,297         82,647,544       133,321,837       121,000,000
Notes payable -- long-term                      90,226,258       117,390,809        150,505,987        81,723,962        72,456,233

Unitholders' capital (deficit)
   2,765.20 Units in 2004, 2,906.1
   Units in 2003, 2002, and 1 general
   Partnership interest                       (115,944,108)      (82,950,176)       (57,294,526)      (54,269,448)      (31,255,198)
                                          ----------------   ---------------    ---------------   ---------------    --------------

                                          $    159,929,058   $   188,481,271    $   222,881,099   $   202,418,403    $  207,944,258
                                          ================   ===============    ===============   ===============    ==============

BOOK VALUE PER UNIT                       $        (41,930)  $       (28,534)   $       (19,708)  $       (18,668)   $      (10,751)
                                          ================   ===============    ===============   ===============    ==============

Report of Independent Public Accountants

To the Partners of
    CLEARCOMM L.P. AND SUBSIDIARY:

     We have audited the accompanying consolidated balance sheets of CLEARCOMM L.P. (a Delaware Limited Partnership) AND SUBSIDIARY ("the Company") as of December 31, 2004, 2003 and 2002, and the related consolidated statements of operations, changes in partners' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearComm, L.P. and Subsidiary as of December 31, 2004, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered recurring operating losses, has a working capital deficit and a partners' capital deficit, and has not yet obtained permanent financing for the cost of its network and its working capital needs which matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 2 to the accompanying consolidated financial statements, the Partnership has restated its consolidated financial statements as of and for the years ended December 31, 2004 and 2003 (presented herein as restated). In addition, and as discussed in Note 4(k), effective January 1, 2002, the Company changed its method for assessing the recoverability of its intangible assets.

/s/ Kevane Soto Pasarell Grant Thornton LLP

-------------------------------------------


San Juan, Puerto Rico,
  February 9, 2005, except for Note 2,
  as to which the date is August 10, 2005.

ClearComm, L.P.
Consolidated Balance Sheets
December 31, 2004 (Restated), 2003 (Restated), and 2002

                                                                                     2004              2003              2002
                                                                                ---------------   ---------------   ----------------
                                                                                  (Restated)        (Restated)
CURRENT ASSETS:
   Cash and cash equivalents                                                    $    10,612,430   $     1,007,353   $    22,709,786
   Cash in escrow account                                                                    --         1,500,000                --
   Accounts receivable, net of allowance for doubtful accounts of
     $9,429,779, $15,032,114 and $18,627,970, respectively                            7,909,573        12,297,162        11,594,949
   Accounts receivable, other                                                         4,204,524         7,457,028         6,483,255
   Insurance claims receivable                                                          403,657                --           270,002
   Interest receivable                                                                   20,000            14,000             8,000
   Inventories, net                                                                   4,341,975         8,651,295        10,461,112
   Prepaid expenses                                                                     841,750           672,406           625,610
                                                                                ---------------   ---------------   ---------------

     Total current assets                                                            28,333,909        31,599,244        52,152,714

INVESTMENT IN SECURITIES                                                                     --         7,338,288        10,000,000

INVESTMENT IN 49% OWNED SUBSIDIARY, AT EQUITY, net                                      247,959           397,980           277,254

PCS LICENSES                                                                         46,750,449        57,517,974        57,517,974

LEASEHOLD RIGHTS, net                                                                 3,314,144                --                --

DEFERRED FINANCING COSTS                                                                635,824           774,363           901,235

NOTE RECEIVABLE FROM OFFICER                                                            100,000           100,000           100,000

PROPERTY AND EQUIPMENT, net                                                          80,546,773        90,753,422       101,931,922
                                                                                ---------------   ---------------   ---------------

     Total assets                                                               $   159,929,058   $   188,481,271   $   222,881,099
                                                                                ===============   ===============   ===============

              LIABILITIES AND PARTNERS' DEFICIT
CURRENT LIABILITIES:
   Current portion of notes payable                                             $    61,363,389   $    42,510,010   $    22,647,544
   Bridge Loan Facility                                                              61,000,000        61,000,000        60,000,000
   Capital lease obligation - current portion                                           185,164                --                --
   Accounts payable and accrued liabilities                                          27,838,987        23,631,877        23,430,433
   Accounts payable to related parties                                               20,785,979        16,592,457        16,700,443
   Option deposit - PCS Licenses                                                             --         1,500,000                --
   Accrued interest                                                                   1,579,002           921,902         4,977,700
   Deferred income                                                                    1,907,103         2,390,750         1,913,514
                                                                                ---------------   ---------------   ---------------

     Total current liabilities                                                      174,659,624       148,546,996       129,669,634

NOTES PAYABLE TO TELEFONICA MOVILES, S.A.                                            10,987,284         5,493,642                --
LONG-TERM NOTES PAYABLE, net of current portion                                      85,286,020       117,390,809       150,505,987
CAPITAL LEASE OBLIGATION, net of current portion                                      3,150,590                --                --
DEFERRED INCOME, net of current portion                                               1,789,648                --                --
                                                                                ---------------   ---------------   ---------------

     Total liabilities                                                              275,873,166       271,431,447       280,175,621
                                                                                ===============   ===============   ===============
PARTNERS' DEFICIT:
   Limited partners' capital (2,765.2, 2,906.1, 2,906.1 units issued and
     outstanding, respectively)                                                      71,841,976        73,039,616        73,039,616
   General partner's capital (1 unit issued and outstanding)                            100,000           100,000           100,000
   Other comprehensive loss                                                                  --           (37,827)               --
   Accumulated losses                                                              (187,886,084)     (156,051,965)     (130,434,138)
                                                                                ---------------   ---------------   ---------------

     Total partners' deficit                                                       (115,944,108)      (82,950,176)      (57,294,522)
                                                                                ---------------   ---------------   ---------------

        Total liabilities and partners' deficit                                 $   159,929,058   $   188,481,271   $   222,881,099
                                                                                ===============   ===============   ===============



The accompanying notes are an integral part of these consolidated statements.

ClearComm, L.P.

Consolidated Statements of Operations for the years ended
December 31, 2004 (Restated), 2003 (Restated), 2002

                                                                                     2004              2003              2002
                                                                                ---------------   ---------------   ---------------
                                                                                  (Restated)        (Restated)
REVENUES:
   Service revenues                                                             $   100,336,047   $   101,557,423   $    99,779,656
   Handset and accessories sales                                                      4,665,889         7,336,689         8,177,441
                                                                                ---------------   ---------------   ---------------

     Total revenue                                                                  105,001,936       108,894,112       107,957,097
                                                                                ---------------   ---------------   ---------------
OPERATING EXPENSES:
   Cost of handsets and accessories sold, exclusive of items shown
     separately below                                                                26,057,050        22,523,576        20,297,712
   Salaries and benefits                                                             15,642,745        15,169,673        15,662,484
   Provision for doubtful accounts                                                   14,762,108         8,907,241         9,854,591
   Salesmen and dealers commissions                                                  11,652,417         8,375,695         4,241,827
   Depreciation and Amortization                                                     17,811,034        17,272,191        14,171,258
   Advertising expense                                                                6,936,679         7,353,590         8,461,265
   Rent expense                                                                       6,922,312         6,755,926         7,766,611
   Network operation and maintenance expense                                          4,479,139         5,559,349         8,057,442
   Taxes, other than income                                                           3,952,175         4,945,218         1,262,577
   Interconnection expense                                                            2,798,991         4,245,415         4,916,771
   Services rendered by related parties                                               5,466,626         4,090,826         6,070,538
   Legal and professional services                                                    2,700,917         2,682,232         9,915,770
   Other expenses                                                                     7,978,150         9,477,976         7,226,709
                                                                                ---------------   ---------------   ---------------

     Total operating expenses                                                       127,160,343       117,358,908       117,905,555
                                                                                ---------------   ---------------   ---------------

INCOME FROM OPERATIONS                                                              (22,158,407)       (8,464,796)       (9,948,458)

INTEREST EXPENSE                                                                     (9,470,793)      (13,312,468)      (16,212,644)
                                                                                ---------------   ---------------   ---------------

LOSS BEFORE OTHER INCOME (EXPENSE)                                                  (31,629,200)      (21,777,264)      (26,161,102)

OTHER INCOME (EXPENSE):
   Gain on sale of California License                                                     4,168                --                --
   Gain on sale of investment in stock of subsidiary                                         --                --        13,000,000
   Realized loss on sale of investment in securities                                    (56,518)               --                --
   Equity in net loss of 49% owned subsidiary                                          (115,382)         (140,608)         (114,746)
   Interest income                                                                      126,827           213,369           249,661
   Write-down of investment in subsidiary                                              (165,306)               --                --
   Write-off of discount on note payable to FCC                                              --        (3,913,661)               --
   Other                                                                                  1,292               337             1,113
                                                                                ---------------   ---------------   ---------------

NET LOSS                                                                        $   (31,834,119)  $   (25,617,827)  $   (13,025,074)
                                                                                ===============   ===============   ===============



The accompanying notes are an integral part of these consolidated statements.

ClearComm, L.P.

Consolidated Statements of Changes in Partners' (Deficit) for the years ended December 31, 2004 (Restated), 2003 (Restated), 2002

                                                 Limited Partners                                     Other
                                        -----------------------------------       General          Comprehensive
                                             Units             Amount             Partner              Loss              Total
                                        ----------------    ---------------    ---------------    ---------------    --------------
BALANCES, December 31, 2001                      2,906.1    $            --    $   (54,269,448)   $            --    $  (54,269,448)

DILUTION GAIN                                                     7,500,000          2,500,000                 --        10,000,000

NET LOSS - 2002                                       --         (7,500,000)        (5,525,074)                --       (13,025,074)
                                        ----------------    ---------------    ---------------    ---------------    --------------

BALANCES, December 31, 2002                      2,906.1                 --        (57,294,522)                --       (57,294,522)

COMPREHENSIVE LOSS:

   Net loss for the year                              --                 --        (25,617,827)                --       (25,617,827)

   Unrealized holding loss in
     investment securities                            --                 --                 --            (37,827)         (37,827)
                                        ----------------    ---------------    ---------------    ---------------    --------------

   Net comprehensive loss                             --                 --        (25,617,827)           (37,827)      (25,655,654)
                                        ----------------    ---------------    ---------------    ---------------    --------------

BALANCES, December 31, 2003
   (Restated)                                    2,906.1                 --        (82,912,349)           (37,827)      (82,950,175)

   Net loss for the year                              --                 --        (31,834,119)                --       (31,834,119)

   Realized holding loss in
     investment in securities                         --                 --                 --             37,827            37,827

   Reacquired partner's units                    (140.90)                --         (1,197,640)                --        (1,197,640)
                                        ----------------    ---------------    ---------------    ---------------    --------------

BALANCES, December 31, 2004
   (Restated)                                   2,765.20    $            --    $  (115,944,108)   $            --    $ (115,944,108)
                                        ================    ===============    ===============    ===============    ==============

The accompanying notes are an integral part of these consolidated statements.

ClearComm, L.P.

Consolidated Statements of Cash Flows for the years ended
December 31, 2004 (Restated), 2003 (Restated), 2002

                                                                                     2004               2003              2002
                                                                                ----------------   ---------------   --------------
                                                                                  (Restated)         (Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                     $    (31,834,119)  $   (25,617,827)  $  (13,025,074)
                                                                                ----------------   ---------------   --------------
   Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities-
        Depreciation and amortization                                                 17,811,034        17,050,319       13,958,465
        Equity in losses of unconsolidated subsidiary                                    115,382           140,608          114,746
        Amortization of loan origination fees                                                 --           221,872          212,793
        Amortization of discount on note payable to FCC                                       --         2,404,215        3,388,039
        Write-off on discount of note payable to FCC                                          --         3,913,661               --
        Realized loss on sale of investment in securities                                 56,518
        Bad debt expense                                                              14,762,108         8,907,241        9,854,591
        Write-down of investment in subsidiary                                           165,306                --               --
        Gain on sale of property and equipment and California License                    (10,666)               --               --
     Changes in operating assets and liabilities-
        Increase in interest receivable                                                 (288,067)           (4,000)          (6,000)
        Increase in accounts receivable, before write-offs                            (7,197,016)      (10,660,227)      (8,833,805)
        Decrease (increase) in insurance claims receivable                              (403,657)          270,002        1,226,322
        Decrease (increase) in inventories                                             4,309,320         1,809,817         (155,858)
        Decrease (increase) in prepaid expenses                                         (169,341)          (46,796)          26,673
        Decrease (increase) accounts payable and accrued liabilities                   1,860,195           201,443       (3,798,100)
        Increase (decrease) in accounts payable to related parties                     4,268,522           (32,986)       3,826,632
        (Decrease) increase in accrued interest                                        1,836,597          (978,843)       6,516,694
        Decrease in checks drawn in excess of bank balance                               (82,469)               --               --
        (Decrease) increase in deferred income                                          (682,098)          477,236          362,848
                                                                                ----------------   ---------------   --------------
          Total adjustments                                                           36,351,668        23,673,562       26,694,040
                                                                                ----------------   ---------------   --------------
          Net cash provided by (used in) operating activities                          4,517,549        (1,944,265)      13,668,966
                                                                                ----------------   ---------------   --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Redemption of investment securities                                                 7,319,598         2,616,584               --
   Payment for the purchase of investment securities                                          --                --      (10,000,000)
   Acquisition of property and equipment                                              (5,876,171)       (5,864,516)     (13,794,432)
   Proceeds from the sale of property and equipment and California License            13,651,421                --               --
   Payment for the investment in subsidiary                                             (130,667)         (261,334)        (392,000)
                                                                                ----------------   ---------------   --------------
          Net cash provided by (used in) investing activities                         14,964,181        (3,509,266)     (24,186,432)
                                                                                ----------------   ---------------   --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from sale of shares of NewComm                                      $             --   $            --   $   10,000,000
   Proceeds from issuance of note payable to Telefonica Moviles                        5,493,642         5,493,642               --
   Principal payments of capital lease obligations                                       (23,813)               --               --
   Payments for deferred financing costs                                                      --           (95,000)        (207,297)
   Payments made to reacquire partner's units                                         (1,197,650)               --               --
   Proceeds from extension of note payable to ABN/AMRO                                        --         1,000,000               --
   Proceeds from issuance of notes payable to TLD                                             --                --       18,960,080
   Payment of note payable to Lucent                                                  (3,000,000)      (11,102,065)              --
   Payment of note payable to Alcatel                                                 (2,075,000)       (2,900,000)      (5,767,433)
   Payment of notes payable to FCC                                                    (9,073,832)       (8,645,479)              --
                                                                                ----------------   ---------------   --------------
          Net cash provided by (used in) financing activities                         (9,876,653)      (16,248,902)      22,985,350
                                                                                ----------------   ---------------   --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                              9,605,077       (21,702,433)      12,467,884
CASH AND CASH EQUIVALENTS, beginning of year                                           1,007,353        22,709,786       10,241,902
                                                                                ----------------   ---------------   --------------
CASH AND CASH EQUIVALENTS, end of year                                          $     10,612,430   $     1,007,353   $   22,709,786
                                                                                ================   ===============   ==============
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS
  INFORMATION:
INTEREST PAID                                                                   $      7,916,260   $    11,887,096   $    6,314,000
                                                                                ================   ===============   ==============

ClearComm, L.P.

Notes to Consolidated Financial Statements
December 31, 2004 (Restated), December 31, 2003 (Restated), and December 31,
2002

     (1)  Reporting entity:

          The reporting entity for purposes of these financial statements is ClearComm, L.P., a Delaware limited partnership (the "Partnership"), together with its subsidiary NewComm Wireless Services, Inc., a Puerto Rico corporation ("NewComm" and, together with the Partnership, the "Company"). The Partnership was organized on January 24, 1995, under the laws of the state of Delaware. The Partnership was created to file applications with the Federal Communications Commission (FCC) under personal communications service (PCS) frequency Block C, originally restricted to minorities, small businesses and designated entities, to become a provider of broadband PCS. The Partnership is scheduled to terminate on December 31, 2005, or earlier, upon the occurrence of certain specific events as detailed in the Partnership Agreement. The Partnership's General Partner is considering alternatives to dissolution, including an extension of the Partnership's termination date that would require the consent of the Partnership's partners.

          SuperTel Communications Corp. (SuperTel), a Puerto Rico corporation, is the Partnership's General Partner and its share of the income and losses of the Partnership is 25% in accordance with the Partnership Agreement. Approximately 1,600 limited partners also invested in the Partnership through a private placement. On January 22, 1997, the Partnership was granted the PCS Block C licenses for Puerto Rico and certain cities in California.

          On February 4, 1999, the Partnership entered into an agreement (the Joint Venture Agreement) with Telefonica Larga Distancia de Puerto Rico, Inc. (TLD) to jointly develop and operate certain PCS licenses in Puerto Rico. Some relevant provisions of this agreement are the following:

               o The Partnership transferred all of its Puerto Rico licenses including its related debt with the FCC (the Partnership's contribution) to its subsidiary NewComm Wireless Services, Inc. (NewComm), a newly organized Puerto Rico corporation owned by the Partnership, in exchange for all of NewComm's issued and outstanding common stock. Subsequently, the Partnership sold part of its investment in NewComm, and since December 31, 2002, the Partnership owned 76.89% of NewComm's issued and outstanding common stock.

               o TLD lent approximately $20 million to NewComm by means of a secured convertible promissory note payable (the Promissory
                    Note). Payment of the Promissory Note is collateralized through the provisions of a separate agreement pursuant to which a security interest was imposed upon NewComm's assets and a pledge and guaranty agreement issued by the Partnership.

               o Once certain regulatory and other requirements are met, the Promissory Note may be converted into a certain number of shares of NewComm's common stock corresponding to approximately 49.9% of NewComm. On March 12, 2002, the Partnership agreed to sell an additional 0.2% of its shares in NewComm to TLD to bring TLD's (now assigned to Telefonica Moviles, S.A., or TEM) ownership to 50.1%; this transaction is subject to a third party valuation of NewComm's stock and approval by the FCC. During 2004, the Partnership and TLD received the approval from the FCC, but the conversion and additional sale of participation has not been consummated.

               o NewComm and TLD entered into certain management and technology transfer agreements. These agreements were terminated effective October 28, 2004.

               o The Partnership and TLD entered into Shareholders and Sale Agreements. The Shareholders' agreement provides for general and specific protections and rights for the Partnership as a minority shareholder in NewComm. The Sale agreement provides for an exit for the Partnership from NewComm at any time after May 12, 2003. At the closing of the sale, the management and technology transfer agreements between the Company and several related entities (TEM and TISA) will terminate. See Note (16).

               o In August 2004, the Partnership retained the services of a consulting firm (other than its external auditors), to audit the operations and performance of NewComm under the management of TEM. The results of the audit were reported to the Board of Directors of NewComm on September 30, 2004,with the conclusion that TEM had not performed adequately. Under the Partnership's direction, the Board of Directors of NewComm terminated TEM as manager under the management agreement on October 28, 2004. TEM has alleged unlawful and wrongful termination of the Technology and Management Agreements. The Partnership, on behalf of NewComm, is proactively seeking compensation for damages caused by what the Partnership believes was TEM's non performance and breach of the Technology and Management Agreements.

               o The Partnership and TLD's sale agreement shall continue in full force and effect even if the Stock Purchase agreement ("SPA") with TEM, for whatever reason, does not close. Notwithstanding, the "SPA" and the sale agreement are subject to the arbitration proceedings that were filed by TEM upon their termination as manager of NewComm.

          NewComm commenced commercial operations in September 1999, providing communications services to its customers. Prior to that date, it was on its development stage.

          On August 28, 2000, the Partnership entered into a Purchase and Sale Agreement with Leap Wireless International (Leap Wireless), pursuant to which the Partnership sold the Visalia, California license to Leap Wireless in exchange for a $9,500,000 cash payment. The transaction closed on June 8, 2001.

          NewComm received an aggregate equity investment of $25,000,000 ($10 million in 2000, $5 million in 2001 and $10 million in 2002) from Syndicated Communications Venture Partners IV, L.P. ("Syncom"), a third party, in exchange for a 15.39% ownership.

          On March 2, 2002, the Partnership sold approximately 4.08% of its investment in NewComm to a group of investors led by Fleet Development Ventures for $13 million.

          During 2004, the Partnership sold it California PCS licenses to a third party. See note (9).

          As of December 31, 2004, 2003 and 2002, common stockholders of NewComm (Class A and Class C) and their percentages of ownership were:

              ClearComm, L.P.                                                                            76.89%
              Syndicated Communications Venture Partners IV, L.P.                                        15.39%
              Fleet Development Ventures, LLC                                                             2.97%
              Opportunity Capital Partners IV, L.P.                                                       2.97%
              Power Equities, Inc.                                                                        1.78%
                                                                                                        ------
                                                                                                        100.00%
                                                                                                        ======

     (2)  Restatement of prior year's financial statements:

          The Partnership's previously issued financial statements as of and for the years ended December 31, 2004 and 2003 have been restated to correct the accounting for the method used to record the amount of loss incurred on the sale of handsets to customers. Effective January 1, 2003, the Partnership changed its method of accounting for the loss on the sale of handsets to customers, from the recognition of such anticipated future loss at the time of sale, to the establishment of an inventory reserve account for that loss at the end of each accounting period. Management believed that this method follows the stipulations of Accounting Research Bulletin (ARB) No. 43 "Inventory Pricing" as to the requirements of recognizing identifiable future losses on the disposal of inventories as a loss provision in the current period.

          After discussions with staff members from the Securities and Exchange Commission (SEC), the Partnership's management has decided to re-establish the previous method for inventory pricing. Under the re-established method, the loss on handset sales is recognized at the time of sale.

          The effect of this change on the Partnership's consolidated financial statements as of and for the years ended December 31, 2004 and 2003, is summarized as follows:

                                                          As of December 31, 2004              As of December 31, 2003
                                                     -----------------------------------   ----------------------------------
                                                       As originally                        As originally
                                                         presented         As restated        presented         As restated
                                                     -----------------   ---------------   ----------------  ----------------
         Balance Sheets:
            Inventory                                $       1,304,392   $     4,341,975   $      3,908,736  $      8,651,295
                                                     =================   ===============   ================  ================

            Accumulated losses                       $    (190,923,667)  $  (187,886,084)  $   (160,794,524) $   (156,051,965)
                                                     =================   ===============   ================  ================

            Partners' deficit                        $    (118,981,691)  $  (115,944,108)  $    (87,692,735) $    (82,950,176)
                                                     =================   ===============   ================  ================

                                                          As of December 31, 2004              As of December 31, 2003
                                                     -----------------------------------   ----------------------------------
                                                       As originally                        As originally
                                                         presented         As restated        presented         As restated
                                                     -----------------   ---------------   ----------------  ----------------
         Statements of Operations:
            Cost of handsets and accessories sold    $      24,352,074   $    26,057,050   $     22,523,576  $     22,523,576
                                                     =================   ===============   ================  ================

            Loss on write-off of inventories         $              --   $            --   $     (4,742,559) $             --
                                                     =================   ===============   ================  ================

            Net loss (all attributable to general
              partner)                               $     (30,129,143)  $   (31,834,118)  $    (30,360,386) $    (25,617,827)
                                                     =================   ===============   ================  ================

     (3)  Going concern issues and financing arrangements:

          The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company commenced operations in September 1999 and has incurred net losses of approximately $30.1 million in 2004, $30.4 million in 2003 and $13.0 million in 2002. It also has a working capital deficiency and a stockholders' deficit of $149 million, and $119 million, respectively, as of December 31, 2004. The Company is likely to continue incurring losses until such time as its subscriber base generates revenue in excess of the Company's expenses. Development of a significant subscriber base is likely to take time, during which the Partnership must finance its operations by means other than its revenues.

          As part of the agreement with TLD, NewComm entered into a contract with Lucent Technologies, Inc. ("Lucent") that requires Lucent to build a network that uses Code Division Multiple Access ("CDMA") protocol. NewComm has incurred approximately $119 million in the construction of this network. During 2000, NewComm's management and Lucent agreed on formally extending the payment of up to $61 million of the total amount of network construction costs, at the time, under a formal financial agreement. On June 4, 2003, NewComm entered into a Senior Credit Agreement with Lucent, which extends the maturity date of the $61 million to September 30, 2009, with interest at 8% annually. See Note 16(a).

          Alcatel USA International Marketing, Inc. ("Alcatel") was contracted to build part of the CDMA network. On December 18, 2001, NewComm had outstanding invoices and past due interest to Alcatel totaling $14,361,732. On that day, NewComm and Alcatel entered into a Promissory Agreement and Note for said amount at an interest rate of 14%, and an original maturity date of March 25, 2002. This Promissory Agreement and Note was amended with an extension of payment until November 25, 2002. On May 23, 2002, NewComm paid Alcatel $6 million, including interest of $646,000. On June 20, 2003, the Promissory Note was amended to provide for the orderly repayment of the principal and accrued interest on the Note, extending its maturity to December 20, 2005 and decreasing the interest rate to 6.5%. In June 2003, NewComm repaid $2 million of principal and $337,372 of accrued interest owed. During 2004, NewComm repaid $2,075,000 of principal and $234,439 of accrued interest owed. See Note 16(b).

          During November 2000, NewComm entered into a $60 million bridge loan agreement (the "Bridge Loan Facility") with a commercial bank (originally it was two commercial banks). The Bridge Loan Facility is guaranteed by Telefonica Internacional, S.A. ("TISA"), and a maturity date has been fixed at April 30, 2005, with the option to extend by one or more additional periods of 30 days with the lender's prior consent. By means of letter agreement between and amongst ClearComm, Telefonica Moviles S.A. (TEM) and Telefonica, S.A. (TEF), the latter two have agreed to issue a corporate guarantee to cover the refinancing of this Bridge Loan and $42.6 million owed to the FCC. During 2003, NewComm received an additional $1 million advance under the terms of this facility. This arrangement provides for no amortization of principal until the fifth anniversary of the facility and was subject to the FCC issuing an approval order authorizing the sale to TLD of a .2% ownership interest in NewComm. Such approval was issued during 2004.

          During 2004 and 2003, NewComm received $5,493,642 each year in advances from Telefonica Moviles, S.A., to comply with the payment requirements on the FCC debt. See Note 15.

          Management believes that the Company has complied with all the requirements for obtaining the permanent financing arrangements discussed above and believes that cash and cash equivalents on hand, anticipated growth in revenues, vendor financing and this permanent financing will be adequate to fund its operations, at a minimum, through the end of 2005. However, in the absence of improved operating results and cash flows, and the closing of this contemplated permanent financing, the Company may face liquidity problems to fund its operations and meet its obligations. However, and because of the existence of these matters, substantial doubt exists as to the Company's ability to continue operating as a going concern. The accompanying financial statements do not include any adjustments that might result should permanent long-term financing not be obtained.

     (4)  Summary of significant accounting policies:

          The following summarizes the most significant accounting policies followed in the preparation of the accompanying financial statements:

               (a)  Principles of consolidation -
                    The accompanying consolidated financial statements include the accounts of the Partnership and of its majority-owned subsidiary, NewComm. All significant intercompany accounts and transactions have been eliminated in consolidation.

               (b)  Investment in securities -
                    The Company classifies its securities as available-for-sale. The securities consist of income funds, which are stated at fair value, with net unrealized gains or losses on the securities recorded as accumulated other comprehensive income (loss) in partners' capital. Realized gains and losses are included in earnings and are calculated using the specific identification method for determining the cost of the securities.

               (c)  Investment in subsidiary at equity -
                    The Partnership's investment in Internet Surfing Store of Puerto Rico, Inc. ("ISS") is accounted for under the equity method of accounting whereby the investment is carried at the cost of acquisition adjusted for the Partnership's share of ISS's earnings or losses since the date of acquisition.

               (d)  Comprehensive income -
                    The Company follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 130 Reporting Comprehensive Income. Comprehensive income represents operational net income plus all other changes in net assets from non-owner sources. SFAS No. 130 requires presentation of comprehensive income and its components in the financial statements.

                    During the year ended December 31, 2003, the Company's comprehensive loss was limited to its investment in available-for-sale securities. This loss was realized during the year ended December 31, 2004, when the securities were redeemed.

               (e)  Cash and cash equivalents -
                    For the purpose of the statement of cash flows, the Company considers all highly liquid investment instruments purchased with maturity at acquisition of three months or less to be cash equivalents.

               (f)  Accounts receivable -
                    Accounts receivable consist principally of trade accounts receivable from customers and are generally unsecured and due within 30 days. Credit losses relating to these receivables consistently have been within management's expectations. Expected credit losses are recorded as an allowance for doubtful accounts.

               (g)  Allowance for doubtful accounts -
                    Allowance for doubtful accounts provides for estimated losses on accounts receivable. The allowance is established based upon a review of the aggregate accounts, historical write-off experience, economic condition, aging of the accounts receivable balances, and other pertinent factors. Account losses are charged and recoveries are credited to the allowance for doubtful accounts. The collection policies and procedures of the Partnership vary by credit class and prior payment history of subscribers.

               (h)  Inventories -
                    The Company maintains inventories of wireless handsets and accessories held for sale to customers. Inventories are recorded at the lower of average cost (which approximates first-in, first-out) or market (which approximates replacement cost from suppliers). To be competitive in the Puerto Rico market, the Company sells a large portion of its handsets to customers for a price that is substantially less than cost. The loss on such sales is recognized at the time of sale in accordance with practice in the industry.

               (i)  Deferred financing costs -
                    Represents debt financing costs capitalized and amortized as interest expense over the terms of the underlying obligations.

               (j)  PCS licenses -
                    This amount represents costs primarily incurred to acquire Federal Communications Commission (FCC) licenses to provide wireless services. The licenses expire in January 2007 unless renewed. However, FCC rules provide for renewal expectancy provisions. The Company expects to exercise the renewal provisions.

                    The Puerto Rico licenses were being amortized over a time period of twenty years. The Company capitalized the interest related to the debt pertaining to the Puerto Rico licenses during the development stage, which amounted to $12,174,000. However, such capitalization was discontinued in September 1999 when the commercial operations started.

                    Effective with the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 on January 1, 2002, these licenses costs, no longer being amortized, are subject to impairment testing. See Note 4(k).

               (k)  Adoption of Statement of Financial Accounting Standard
                    (SFAS) No. 142 -
                    Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets" which established new standards related to how acquired goodwill and other intangible assets are to be recorded upon their acquisition, as well as how they are to be accounted for after they have been initially recognized in the financial statements.

                    Effective with the adoption of this standard, the Company reassessed the useful lives of previously recognized intangible assets, which consist primarily of FCC licenses that provide the Company with exclusive rights to utilize a certain radio frequency spectrum to provide wireless communications services. While FCC licenses are issued for only a fixed period of time, generally ten years, such licenses are subject to renewal by the FCC. Renewals of FCC licenses have occurred routinely and at a nominal cost. Moreover, the Company has determined that there are currently no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of its FCC licenses. As a result, the FCC licenses will be treated as an indefinite-lived intangible asset under the provisions of SFAS No. 142 and will not be amortized but rather will be tested for impairment annually or when events and circumstances warrant.

                    The Company has elected to test for the FCC license impairment as of December 31st of each year. The Company utilizes a fair value approach, incorporating discounted cash flows, to complete the test. The discounted cash flow model estimates the required resources and eventual returns from the build-out of an operational network and acquisition of customers, starting with only FCC licenses. In this matter, the cash flows are isolated as specifically pertaining to the FCC licenses (present value of free cash flow attributable to the licenses).

                    The Company has completed its 2004 testing and has determined that there has been no license impairment.

               (l)  Property and equipment -
                    Property and equipment are recorded at cost. Major replacements and improvements are capitalized while general repairs and maintenance are charged to expense as incurred.

                    Depreciation is computed using the straight-line method over the estimated useful life of the asset commencing from the time it is placed into service or the term of the lease, if shorter, for leasehold improvements. Upon retirement or sale, the cost of the asset disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income.

               (m)  Software capitalization -
                    The Company capitalizes certain direct development costs associated with internal use software, including external direct cost of materials and services, and internal payroll costs for employees devoting time to software development. These costs are included in property and equipment and are amortized beginning when the software is substantially ready for use. Costs incurred during the preliminary project stage, as well as maintenance and training costs are expensed as incurred. The Company also capitalizes initial operating-system software costs and amortizes them over its useful life.

               (n)  Accounting for impairment of long-lived assets -
                    The Company continually evaluates its long-lived assets, based on the requirements of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", to determine whether current events and circumstances warrant adjustment of the carrying values or amortization periods. The Company measures impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, an estimate of the future cash flows expected to result from the use of the asset and its eventual disposition must be made. If the carrying amount of a long-lived asset is not recoverable from its projected future undiscounted cash flows, an impairment loss is recognized. The impairment loss, if any, is determined as the difference between the carrying amount and fair value of the asset. No impairment loss was recognized during the years ended December 31, 2004, 2003 and 2002.

               (o)  Revenue recognition -
                    The Company earns service revenues by providing access to its wireless network (access revenue) and for usage of its wireless system (airtime revenue). Airtime revenue, including roaming revenue and long-distance revenue, for postpaid customers is billed in arrears based on minutes used and is recognized when the service is rendered. Prepaid airtime sold to customers is recorded as deferred revenues prior to the commencement of services, and revenue is recognized when airtime is used or expires. Access and airtime provided are billed throughout the month according to the billing cycle in which a particular subscriber is placed. As a result of billing cycle cut-off times, the Company is required to make estimates for service revenues earned but not yet billed at the end of each month.

                    These estimates are based primarily upon actual and historical minutes of use. The Company defers revenue based on an estimate of the portion of minutes expected to be utilized prior to expiration. The Company's estimate of expected future revenue is primarily based on historical experience as to minutes of use.

                    Roaming revenues include revenues from certain customers who roam outside their selected home coverage area, referred to as "incollect" roaming revenues, and revenues from other wireless carriers for roaming by their customers on the Company's network, referred to as "outcollect" roaming revenues.

                    The Company offers enhanced services including caller ID, call waiting, call forwarding, three-way calling, no answer/busy transfer, text messaging and voice mail. Generally, these enhanced features generate additional revenues through monthly subscription fees or increased wireless usage through utilization of these features. Other optional services, such as unlimited mobile-to mobile calling, roadside assistance and handset insurance, may also be provided for a monthly fee. These enhanced features and optional services may be bundled with package rate plans or sold separately. Revenue for enhanced services and optional features is recognized as earned.

                    Equipment sales consist principally of revenues from the sale of wireless mobile telephone handsets and accessories to new and existing customers and to agents and other third-party distributors. The revenue and related expenses associated with the sale of wireless handsets and accessories are recognized when the products are delivered and accepted by the customer, at this is considered to be a separate earnings process from the sale of wireless services.

               (p) Loyalty points program - In October 2003, the Company commenced a Loyalty Points Program (the "Program") for its customers. The Company determined a redemption percentage of 15% to compute the end-of-year estimated liability for awards redemption. This percentage of redemption was re-evaluated during the year and remained the same. The Company charged the cost of operating the program to selling expenses and the estimated cost of award redemption to the cost of products available for redemption.

                    Effective December 31, 2004, the loyalty points program was eliminated and as a consequence, management has determined that all accumulated points have to be redeemed over a period of 24 months or, otherwise, will be lost.

               (q)  Advertising costs -
                    The Company expenses production costs of print, radio and television advertisements and other advertising costs as such costs are incurred.

               (r)  Income taxes -
                    Under U.S. tax rules the Partnership is not subject to income tax; however, and only for Puerto Rico tax purposes, the Partnership and NewComm account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carry-forwards.

               (s)  Fair value of financial instruments -
                    The carrying amount of the Company's financial instruments (excluding notes payable and the Bridge Loan Facility): cash, accounts receivable, accounts payable and accrued liabilities, are considered reasonable estimates of fair value due to the short period to maturity.

                    Management believes, based on current interest rates, that the fair value of its notes and the Bridge Loan Facility approximates the carrying amount.

               (t)  Concentration of credit risk:
                    Financial instruments that potentially expose the Company to concentration of credit risk include cash and accounts receivable. The Company maintains its deposit accounts with several high quality financial institutions. The funds deposited in these institutions are insured by the Federal Deposit Insurance Corporation for aggregate customer balances up to $100,000. While the Company attempts to limit any financial exposure, its deposit balances may, at times, exceed federally insured limits. The Company has not experienced any losses on such accounts.

                    The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral for accounts receivable arising during the normal course of doing business. Concentration of credit risk is limited due to the large number of customers comprising the Company's customer base, but is highly dependent on the strong competition among the companies who provide personal communication services in Puerto Rico. No customer accounted for more than 10% of revenues in the years presented.

                    The Company relies on local and long-distance telephone companies and other companies to provide certain communication services. Although management believes alternative telecommunications facilities could be found in a timely manner, any disruption of these services could potentially have an adverse impact on operating results.

                    The Company relies on roaming agreements with other wireless carriers to permit the Company's customers to use their networks in areas not covered by the Company's networks. If these providers decide not to continue those agreements due to a change in ownership or other circumstances, this could cause a loss of service in certain areas and possible loss of customers.

                    The Company's inventories are currently acquired from only a few sources. If the suppliers are unable to meet the Company's needs as it continues to sell service and handsets, delays and increased costs or losses of potential customers could result, which would adversely affect operating results.

               (u)  Use of estimates -
                    In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates relate to allowance for uncollectible accounts receivable, depreciation, and intangible asset valuation and useful lives. These estimates may be adjusted as more current information becomes available, and any adjustment could be significant. Actual results could differ from those amounts.

               (v)  Sale and leaseback transactions -
                    The Company follows the provisions of SFAS No. 13 and SFAS 98, "Accounting for Leases" to account for the sale and leaseback of equipment during the year. Based on the provisions of this statement, any profit or loss resulting from the sale of the equipment is deferred and amortized over the lease term. On the other hand, since the leaseback was considered to be a capital lease, the related equipment is capitalized and amortized over its estimated life. See
                    Note 12.

               (w)  Leasehold rights -
                    The network communication transmission space acquired during 2004, as part of the sale and leaseback transaction of 12 towers, has been capitalized as leasehold rights and amortized over the 10-year period of the lease contract, using the straight-line method. See Note 12.

               (x)  Deferred revenue -
                    Deferred revenue represents up-front payments on a portion of the airtime usage charged to customers recorded as revenue when earned. It also includes the profit resulting from the sale and leaseback transaction that is being amortized over the 10-year period of the lease contract, under the straight-line method.

               (y)  Reclassifications -
                    Certain amounts in the 2003 and 2002 financial statements have been reclassified to conform to the 2004 and 2003 financial statement presentation.

     (5)  Recent accounting pronouncements:

               a) In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" and provides guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties.

                    In December 2003, the FASB issued a revision of the interpretation No. 46 to defer the implementation, clarify some of its provisions and to exempt certain entities from its requirements. Management does not expect that the application of this standard will have any effect on the Company's consolidated results of operations or its financial condition.

               b) In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 (FAS-150), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FAS-150 addresses certain financial instruments that, under previous guidance, could be accounted for as equity, but now must be classified as liabilities in statements of financial position. These financial instruments include: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) obligations to issue a variable number of shares. With limited exceptions, FAS-150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of FAS-150 will have a material impact on its consolidated results of operations and financial position.

               c) In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting
                    Standards No. 149 (FAS-149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS-149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities. FAS-149 is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that the adoption of FAS-149 will have an impact on its consolidated results of operations and financial position.

               d) In December 2003, the Financial Accounting Standards Board issued a revised Statement of Financial Accounting Standards No. 132 (FAS-132R), Employers' Disclosures about Pensions and Other Postretirement Benefits, which replaces the previously issued Statement. FAS-132R increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, Employers' Accounting for Pensions, FAS-88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and FAS-106, Employers' Accounting for Postretirement Benefits Other Than Pensions. Specifically, FAS-132R requires companies to provide additional disclosures about pensions plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company is currently evaluating the effect of this pronouncement on its financial statement disclosures.

     (6)  Allowance for doubtful accounts:

          (a)  Accounts receivable customers -

                    The activity in the accounts receivable customers' allowance for doubtful accounts during the years ended
                    December 31, was as follows:

                                                                    2004             2003             2002
                                                               --------------   --------------   --------------
                    Beginning balance                          $   15,032,114   $   18,627,970   $   18,404,570

                    Provision for doubtful accounts                14,485,467        8,540,283        9,854,591

                    Accounts receivable written off, net          (20,087,802)     (12,136,139)      (9,631,191)
                                                               --------------   --------------   --------------

                    Ending balance                             $    9,429,779   $   15,032,114   $   18,627,970
                                                               ==============   ==============   ==============

               (b)  Accounts receivable others -
                    Accounts receivable others represent mainly balances due from other communication providers with which the Company has interconnection agreements and to balances due from external dealers for either cellular units sold or deposits received from customers. At year-end, the Company established an allowance for doubtful accounts for the accounts receivable, others, amounting to $276,641 and $366,958 in 2004 and 2003, respectively, that was included as part of the provision for doubtful accounts in the accompanying statements of operations.

     (7)  Inventories:

          Inventories at December 31, consist of:

                                                                      2004             2003             2002
                                                                 ---------------  --------------   --------------
               Handsets                                          $     4,341,975  $    8,386,968   $   10,036,851
               Accessories and other                                          --         264,327          424,261
                                                                 ---------------  --------------   --------------
               Total inventories                                 $     4,341,975  $    8,651,295   $   10,461,112
                                                                 ===============  ==============   ==============

     (8)  Investment in securities:

          As of December 31, 2003, the Company had invested in mutual funds with a cost of $7,376,116. The fair value of such funds as of December 31, 2003 amounted to $7,338,288, therefore, the Company recognized a comprehensive loss resulting from the unrealized holding loss on investment of $37,827. The investments were redeemed during 2004.

     (9)  Investment in subsidiary:

          During the year ended December 31, 2002, the Partnership acquired a 49% interest in Internet Surfing Stores of Puerto Rico, Inc., (ISS), a company which is engaged in the development of internet surfing galleries, targeted to the segment of population that does not own computers. Total amount invested during the years ended December 31, 2004, 2003 and 2002 amounted to $130,667, $261,334 and $392,000, respectively. The Partnership's investment in this company is accounted for on the equity method of accounting. Equity in losses for the years ended December 31, 2004, 2003 and 2002 amounted to $115,382, $140,608 and $114,746, respectively.

          During the year ended December 31, 2004, the Partnership wrote-down $165,306 of its investment in eMilios due to unfavorable market conditions in the store located in Mayaguez, which resulted in the closing of such store and questionable market value and uncertainty regarding future profitability.

          The unaudited financial position and results of operations of the Partnership's equity investment are summarized below:

          Condensed balance sheets information (as of December 31, 2004, 2003 and 2002):

                                                                      2004            2003           2002
                                                                  -------------   -------------  -------------
             Current assets                                       $      36,832   $      14,367  $       9,028

             Non-current assets                                         312,475         480,087        390,596
                                                                  -------------   -------------  -------------

                Total assets                                      $     349,307   $     494,454  $     399,624
                                                                  =============   =============  =============

             Liabilities                                          $      63,153   $       9,679  $      31,576

             Equity                                                     286,154         484,775        368,048
                                                                  -------------   -------------  -------------

               Total liabilities and equity                      $     349,307   $     494,454  $     399,624
                                                                  =============   =============  =============

          Condensed statements of operations information (for the years ended December 31, 2004, 2003 and 2002):

                                                                2004            2003           2002
                                                            -------------  --------------  -------------
             Net revenues                                   $     221,729  $      170,757  $      16,221
                                                            =============  ==============  =============

             Net loss                                       $    (235,473) $     (286,955) $    (234,175)
                                                            =============  ==============  =============

     (10) Investment in PCS licenses:

          PCS licenses at December 31, consist of:

                                                                      2004            2003           2002
                                                                  -------------   -------------- -------------
             PCS licenses in use (Puerto Rico)                    $  52,696,295   $  52,696,295  $  52,696,295
             Accumulated amortization                                (5,945,846)     (5,945,846)    (5,945,846)
                                                                  -------------   -------------  -------------

                     Net                                             46,750,449      46,750,449     46,750,449
             PCS licenses not in use (California)                            --      10,767,525     10,767,525
                                                                  -------------   -------------  -------------

             Total                                                $  46,750,449   $  57,517,974  $  57,517,974
                                                                  =============   =============  =============

          Each of the Company's C-Block licenses is subject to an FCC requirement that the Company constructs network facilities that offer coverage to at least one-third of the population in the market covered by such license, within five years following the grant of the applicable license and to at least two-thirds of the population within ten years following the grant. Although the Company's build-out plan calls for it to exceed these minimum requirements, failure to comply with these requirements could result in the revocation of the related licenses of the imposition of fines on the Company by the FCC.

          On November 26, 2003, the Partnership entered into an Agreement for Purchase and Sale of Licenses with MetroPCS California/Florida, Inc. for the sale of the licenses. The adjusted selling price was $10,934,414, of which the Partnership received $1,500,000 as an option deposit during the year ended December 31, 2003. The licenses were sold during the year ended December 31, 2004, together with its related network infrastructure, with a book value at the sale date of $162,721. Net gain in the sale of the California licenses amounted to $4,168.

     (11) Property and equipment:

          Property and equipment at December 31, consist of:

                                                            Estimated
                                                          Useful Lives
                                                           (In Years)         2004            2003             2002
                                                         --------------- --------------  --------------   --------------
             Network infrastructure equipment                  10        $  120,874,321  $  119,201,947   $  113,011,633
             Leasehold improvements                             5             5,651,228       5,126,022        4,906,427
             Furniture and fixtures                             5                24,499          24,499           23,964
             Computer and office equipment                      5            16,435,869      18,373,984       12,991,121
             Vehicles                                           5               375,499         665,682          706,639
             Network infrastructure equipment located
                in California, not yet placed in
                service                                                              --              --          185,967
             California equipment                              10                    --         185,967               --
                                                                         --------------  --------------   --------------

                Total                                                       143,361,416     143,578,101      131,825,751

             Less: accumulated depreciation and
                amortization                                                (66,290,076)    (52,908,766)     (35,890,721)
                                                                         --------------  --------------   --------------

                Total                                                        77,071,340      90,669,335       95,935,030

             Network under construction                                       3,475,433          84,087        5,996,892
                                                                         --------------  --------------   --------------

             Property and equipment, net                                 $   80,546,773  $   90,753,422   $  101,931,922
                                                                         ==============  ==============   ==============

     (12) Sale and leaseback:

          During the year ended December 31, 2004, the Company sold 12 network towers to a third party and leased back certain tower space, at a fixed monthly fee. Following the provisions of SFAS No. 13 and 98, the Company accounted for this transaction as a "sale and leaseback". Accordingly, the leased interest in the towers was capitalized as a leasehold right for a total amount of $3,359,566, which represents the present value of the lease payments the Company will have to make throughout the term of the agreements, at an imputed interest rate of 12%. The income generated on the sale, which amounted to $2,015,498, was deferred and will be amortized over a 10-year period, which is the term of the lease.

          Deferred income recognized and leasehold amortization for the year ended December 31, 2004 amounted to $27,397 and $45,422, respectively. See related Note (19)(a)(iii).

     (13) Short-term notes payable - Bridge Loan facility:

          During November 2000, NewComm entered into a $60 million bridge loan agreement (the "Bridge Loan Facility") with ABN-AMRO and BBVA (the "Bank") with interest at 1.5% over 90-day LIBOR, which expired on March 15, 2001, and was extended until June 22, 2001, with interest at 2.50% over 90-day LIBOR. The Bridge Loan Facility was then extended until March 17, 2002, with interest at .75% over 90-day LIBOR. During 2003, NewComm received an additional $1 million advance under the terms of this facility. On December 18, 2003, the applicable interest margin was reduced to LIBOR plus 0.40%, for the period commencing January 2004. The Bridge Loan Facility is guaranteed by TISA and is 100% issued by ABN-AMRO, and its maturity date has been extended to April 30, 2005 with the option to extend by one or more additional periods of 30 days with the lender's prior consent.

          This bridge loan agreement includes various affirmative and negative covenants. As of December 31, 2004, NewComm was in compliance with the requirements under such covenants.

     (14) Accounts payable and accrued liabilities:

          Accounts payable and accrued liabilities at December 31, consist of:

                                                                         2004             2003             2002
                                                                    ---------------  ---------------  ---------------
          Trade                                                     $    19,431,945  $    16,456,872  $    17,609,462
          Network construction costs                                      2,370,676           59,339          483,211
          Other accounts payable and accrued liabilities                  6,036,366        7,115,666        5,337,760
                                                                    ---------------  ---------------  ---------------

          Total                                                     $    27,838,987  $    23,631,877  $    23,430,433
                                                                    ===============  ===============  ===============

     (15) Notes payable to Telefonica Moviles, S.A. -

          During 2003, NewComm received the principal sum of $5,493,642 from Telefonica Moviles, S.A., (TEM) a Spanish corporation and affiliated company through common management. During January, April and July 2004, NewComm received additional advances from Telefonica Moviles, S.A. in the amount of $1,831,214 each, with the same terms and conditions.

          The agreement provides for the principal amount to bear interest at a floating rate of one percent (1.00%) per annum over the 90 day LIBOR rate. Accrued interest shall be payable in arrears every six months. Principal and interest on these notes, which are unsecured, shall be payable in full within six months from the date of issuance; however, such maturity date can be automatically extended for periods of six months, thereafter.

          These funds have been used to pay the quarterly principal and interest payments of the FCC debt.

     (16) Long-term notes payable:

               (a)  Lucent Technologies -
                    During 2000, NewComm's management and Lucent agreed on formally extending the payment of up to $61.0 million of the total amount due under the network construction payable. The financing agreement was restructured as a Promissory Note on September 26, 2001, with a principal sum of $60.5 million plus interest, due March 15, 2002. The interest rate on the Promissory Note was 14%, which increased to 16% if the promissory note was not satisfied by March 15, 2002. NewComm was then given an extension on March 8, 2002 by means of an Allonge Letter. The letter came about as a result of the signing of the Stock Purchase Agreement with TLD (refer to Note 1) which agreement reduced the interest rate to 8%.

                    During June 2003 NewComm and Lucent entered into a Senior Credit Agreement which refinanced the balance of the existing promissory note balance. The interest rate remained at 8% per annum and the maturity date was extended to September 2009. As part of the refinancing agreement, NewComm was required to make two principal payments of $5,551,032 each, made during the first quarter of 2004.

                    The note payable is guaranteed by a security agreement covering most of the NewComm's assets, as defined.

                    During the year ended December 31, 2004, NewComm paid the amount of $3,000,000.00 for principal payments.

                    The Senior Credit Agreement with Lucent includes various affirmative, negative and financial covenants. As of December 31, 2004, NewComm was in compliance with the requirements of such covenants.

               (b)  Note payable to Alcatel and Promissory Agreement -
                    On December 18, 2001, NewComm had outstanding invoices, payables, and past due interest due to Alcatel totaling $14,361,732. In May 2002, NewComm paid Alcatel $6,000,000 of which $5,437,184 was applied to the principal balance. As per agreement the annual interest rate was fixed at 8%. During June 2003, the promissory agreement and note was amended as follows:

                         o Interest rate was reduced to a fixed rate of 6.5% per annum.
                         o    Final maturity date will be December 20, 2005.

                    NewComm made the following payments as a result of the amendment:

                              o Within three business days after June 20, 2003 - $2,000,000 for principal.

                              o    On June 20, 2003, $337,372 for accrued
                                   interest.

                              o Within three business days after June 20, 2003 - $184,118 for outstanding invoices.

                    During the year ended December 31, 2004, NewComm paid the amount of $2,075,000 in principal payments.

                    The loan agreement with Alcatel includes various affirmative and negative covenants. As of December 31, 2004, NewComm was in compliance with the requirements under such covenants.

               (c)  FCC notes -
                    Originally, the Company had approximately $51,340,000 in long-term debt related to the PCS licenses granted to the Company by the FCC. This debt consists of notes payable bearing interest at 6.5% and guaranteed by the PCS licenses obtained. In accordance with industry practice, the Company recorded the PCS licenses and the related debt at their net present value, based on the Company's estimate of borrowing costs for debt similar to that issued by the FCC. The discount rate used by the Company was 12.82%. These notes are payable to the FCC as follows:

                    o    Quarterly interest payments of $834,268 through April
                         2003.

                    o Quarterly principal and interest payments of $3,669,768 from April 2003 through January 2007. (These quarterly payments have been made from funds loaned by TEM).

                    During the year ended December 31, 2004, the Company paid the amount of $11,009,302 including interest and principal. The payment due in October 2004 was not made and was accumulated with its related interest and penalty charge of approximately $122,000. The subsequent payment due in January 2005 was not made.

                    As of December 31, 2003, management from the Company, TEM and TEF believed that they had enough and strong evidence that the refinancing of the Bridge loan and the FCC debt would be completed before the end of 2004. Even with the FCC's approval of the conversion of the TLD Notes (see below) the refinancing of the Bridge Loan nor the FCC Note were completed during 2004. As of the day of these financial statements, management was still in negotiations with TEM the future payments and guarantees of these two debts.

                    Because of the evidence available as of December 31, 2003, Company's management adjusted the balance as of that date of the FCC debt discount, which amounted to $3,913,661. Following SFAS No. 145, "Rescission of FASB Statements No 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections", the loss resulting from the adjustment of the

                    FCC debt discount has been reflected as interest expense in the other expenses section of the accompanying statement of operations.

               (d)  TLD notes -
                    Originally, the Company had a secured promissory note (the "Promissory Note") payable to TLD amounting to $19,960,000, which bore interest at the floating rate of the 90-day LIBOR rate plus 1-1/2% and the balance of $24,852,533 was due in March 2004. The principal amount of the Promissory Note, as amended, shall be converted into NewComm's shares of common stock, as follows: (i) shares of NewComm's Class A common stock in an amount equal to thirty-three and one third percent (33-1/3%) of NewComm's issued and outstanding Class A common stock held by ClearComm, and (ii) shares of NewComm's Class B common stock in an amount equal to forty-nine point seven percent (49.7%) of all issued and outstanding shares of Class A common stock of NewComm (including the Class A common stock issued to TLD upon conversion of the Promissory Note). Upon the issuance of the FCC approval, TLD shall surrender the Promissory Note to NewComm, duly endorsed for cancellation, and NewComm shall issue (I) the certificates evidencing the number of shares of Class A common stock and Class B common stock into which the Promissory Note is convertible, as set forth herein, and
                    (II) a promissory note in a principal amount equal to the accrued interest on the Promissory Note as of such date (the "Interest Note"). The promissory note will be non-interest bearing and the principal amount may be converted into additional shares of NewComm's stock. Because of restrictions in the PCS licenses, the Promissory Note cannot be converted into shares of NewComm until such time as the FCC may authorize TLD to hold more than a 25% equity interest in NewComm. On January 1, 2004, this secured promissory was amended to be due in December 2004, and to bear interest at 1%. During 2004, the FCC issued its approval for the conversion, but none of the events that were supposed to take place have occurred.

                    During 2001, the parties amended the Joint Venture Agreement to eliminate TLD's option to acquire a majority interest in NewComm from ClearComm, and revised the Promissory Note and corresponding unexecuted Interest Note to eliminate the Partnership's conversion rights under the latter instrument.

                    During November and December 2000, and May 2001, TLD loaned $14,970,000 to the Company and the Company issued three convertible unsecured promissory notes payable to TLD for the principal amount of $4,990,000 each. The convertible promissory notes bear interest at .75% over the 180-day LIBOR (Notes one and two) and 1.50% over the 90-day LIBOR (Note three). The principal amounts of the promissory notes are each convertible into 29.34 shares of NewComm's Class A common stock at any time prior to their respective maturity dates of November 2, 2005, December 15, 2005 and May 1, 2006.

                    During May and December 2002, TLD loaned and the Company issued two additional unsecured promissory notes for $9.0 million and $9.9 million, respectively, convertible into
                    57.24 shares of the NewComm's Class A common stock, with maturity dates of May 20, 2007 and December 27, 2007, respectively. These convertible promissory notes bear interest at .25% over the 180-day LIBOR (Note four) and .25% over the 90-day LIBOR (Note five).

                    On September 26, 2003, and as part of a corporate reorganization, TLD transferred all of NewComm's notes to TLD 1, which in turn merged with Moviles 1, surviving TLD 1, which was later dissolved resulting in TEM Puerto Rico, Inc., becoming the holder of all the secured and convertible promissory notes previously owned by TLD.

                    At December 31, 2004, future principal installments (after renegotiated terms) on these notes payables were as follows:

                  Year ending
                  December 31,              Lucent           Alcatel           FCC            TEM (*)           Total
                  --------------------- ---------------  ---------------  --------------   ---------------  --------------
                          2005          $     6,000,000  $     2,461,029  $   16,133,067   $   36,769,293   $   61,363,389
                          2006                6,000,000               --      13,876,090        5,602,935       25,479,025
                          2007                8,500,000               --       3,611,088       19,725,702       31,836,790
                          2008               10,000,000               --              --               --       10,000,000
                          2009               17,970,205               --              --               --       17,970,205
                                        ---------------  ---------------  --------------   --------------   --------------

                  Total                      48,470,205        2,461,029      33,620,245       62,097,930      146,649,409

                  Less current portion       (6,000,000)      (2,461,029)    (16,133,067)     (36,769,293)     (61,363,389)
                                        ---------------  ---------------  --------------   --------------   --------------

                  Long-term portion     $    42,470,205  $            --  $   17,487,178   $   25,328,637   $   85,286,020
                                        ===============  ===============  ==============   ==============   ==============

--------------------
          (*)  Includes principal balance and accrued interest.

     (17) Related party transactions:

               (a) NewComm entered into a management agreement with TLD whereby TLD has agreed to combine its experience, know-how, synergies and resources in the development, preparation and implementation of NewComm's business policies and organization in all major areas of operations. As part of this management agreement, TLD agreed to advise NewComm in establishing and developing NewComm's strategic business policies, technical consultation in connection with the design and development of networks, equipment selection, quality controls, billing platforms, customer service and in the identification of new services and products. NewComm is responsible for all salaries, wages, benefits, expenses and any other compensation of the officers, employees or agents selected by TLD in connection with its management services. This management agreement required NewComm to pay an annual fee (payable quarterly in arrears) based on the highest of 9% of Partnership's earnings before interest, taxes, depreciation and amortization ("EBITDA") as of the end of the previous year or $750,000. The initial term of this management agreement was five years beginning in February 4, 1999, and was automatically renewable. During 2002, the agreement was amended and as a result, this fee was payable to TEM.

                    In December 2003, TLD and TISA subscribed an agreement whereby the Management Agreement was transferred to TEM with retroactive effect as of January 1, 2002, since TEM have been providing such services since that date.

                    The Management Agreement was terminated effective October 28, 2004.

               (b) Also, NewComm entered into a services agreement with TLD, whereby TLD agreed to provide support to NewComm in the areas of legal consultation, management information systems and general services. This services agreement is on a year-to-year basis and requires annual payment to TLD of approximately $200,000. During 2004, the service agreement was amended to eliminate the legal consultation services provided by TLD to NewComm.

               (c) In addition, NewComm originally entered into a technology transfer agreement with TISA, whereby TISA granted NewComm the right to use, during the term of this agreement, all patents, trademarks, processes, planning resources, designs and, in general, all other intellectual property belonging to TISA (collectively, the "Technology"), which is deemed necessary for the efficient operation and development of the business of NewComm. NewComm shall pay TISA all costs incurred, directly, or indirectly by virtue of granting NewComm the right to utilize the Technology. In consideration for the right to use the Technology, NewComm shall pay an annual fee (payable quarterly in arrears) equal to one percent (1%) of NewComm's gross revenues as of the end of the previous year. NewComm shall be responsible for all taxes, withholdings or similar deductions due on the fee. The initial term of this agreement is five years and is automatically renewable. On January 1, 2000, the technology transfer agreement was transferred to TEM.

                    The Technology Transfer Agreement was terminated effective October 28, 2004.

               (d) Atento de Puerto Rico, Inc., a related entity, provides NewComm call center services, including customer service and others based on arranged rates. Please refer to Note (19)(b) for note on cancellation of agreement and related legal proceeding.

               (e) The Partnership agreement, as amended, provides for payment of a management fee to its General Partner (SuperTel), equal to the reasonable costs of operating the business of the Partnership, plus 10% of such aggregate amount, which fee shall be payable monthly, on the first day of each month during the year. Expenses reimbursed include, but are not limited to, compensation costs, and expenses incurred by officers, directors, and employees in the performance of their duties. In connection with this agreement, the General Partner billed the partnership approximately $288,000, $282,280 and $262,164 during the years ended December 31, 2004, 2003 and 2002, respectively, in connection with these services. As of December 31, 2004, 2003 and 2002, the Partnership owes its General Partner approximately $185,000, $155,000 and 136,000, respectively related to management fees.

               (f) The note receivable from officer represents a loan made to the Partnership's President. This loan in unsecured, bears interest at 6% and is due on August 30, 2005. Interest receivable related to this note receivable amounted to $20,000, $14,000 and $8,000 at December 31, 2004, 2003 and
                    2002, respectively.

               (g) The Partnership has incurred legal and consulting expenses paid to members of the Board of Directors and shareholders of the General Partner amounting to approximately $536,213, $469,000 and $466,000 during the years ended December 31, 2004, 2003 and 2002, respectively.

               Total amounts charged by related parties during the years ended December 31, 2004, 2003 and 2002 for the above agreements and other charges amounted to $5,466,626, $4,090,826 and $6,070,538, respectively.

               Accounts payable to related parties as of December 31, consist of:

                                                                          2004              2003              2002
                                                                    ----------------  ----------------  ----------------
         TLD                                                        $     12,128,124  $      9,608,940  $      9,784,125
         TEM (TISA in 2001)                                                6,762,781         4,675,006         3,221,142
         Atento de Puerto Rico, Inc.                                         654,554           567,802           800,099
         Telefonica Moviles y Soluciones y Aplicaciones, S.A.              1,240,520         1,740,709         2,895,077
                                                                    ----------------  ----------------  ----------------

                                                                    $     20,785,979  $     16,592,457  $     16,700,443
                                                                    ================  ================  ================

     (18) Defined contribution plan:

          In October 1999, NewComm established a defined contribution retirement plan (1165e Plan) covering all employees who have at least three months of service and are at least 21 years old. Participants may contribute from one to ten percent of their compensation, as defined, up to a maximum of $8,000. NewComm contributes 66% of the aggregate participant contributions up to a maximum of six percent of the participant's compensation. Contributions for the years ended December 31, 2004, 2003 and 2002 amounted to $195,345, $219,621 and $164,410, respectively.

     (19) Commitments and contingencies:

          (a)  Commitments -

               (i) The Company is committed under various operating lease agreements for its office space as well as various sites for communication equipment and stores under different terms and conditions. Minimum annual rental commitments at December 31, 2004 are as follows:

                                   Year ending
                                   December 31,                           Amount
                                   -------------------------------  ------------------
                                        2005                        $        6,362,828
                                        2006                                 4,051,337
                                        2007                                 3,621,645
                                        2008                                 3,422,824
                                        2009                                 1,665,353
                                                                    ------------------

                                        Total                       $       19,123,987
                                                                    ==================

                    Rent expense for the years ended December 31, 2004, 2003 and 2002 was $6,922,312, $6,755,926 and $7,766,611,
                    respectively.

               (ii) In December 2001, ClearComm entered into two lease
                    agreements with Tower Asset Sub, Inc. ("Licensor") for the lease of certain space on two towers operated by Licensor in California. By means of the agreement, ClearComm was granted a license to install, maintain and operate its wireless communications equipment and accessories on the towers. Each agreement is for a five-year term, automatically renewed for four additional five-year terms. The agreements establish annual rental payments of $19,800 and $15,000, respectively, with an annual increase of 4%. These agreements were terminated during the year ended December 31, 2004, after the sale of the California licenses.

              (iii) NewComm entered into two lease agreements with Mountain
                    Union for the lease of certain space on 12 towers located in Puerto Rico. By means of the agreement, NewComm was granted a license to install, maintain and operate its wireless communications equipment and accessories on the towers. Each agreement is for a ten-year period.

                    Future installments of principal and imputed interest to be paid during the next five years and thereafter are as follows:

                                   Year Ending
                                   December 31,                                    Amount
                                   ----------------------------------------- ----------------
                                           2005                              $        578,400
                                           2006                                       578,400
                                           2007                                       578,400
                                           2008                                       578,400
                                           2009                                       578,400
                                        Thereafter                                  2,813,800
                                                                             ----------------

                                   Total future installments of principal
                                      and imputed interest                          5,705,800
                                   Less imputed interest                           (2,370,046)
                                                                             ----------------

                                   Present value of future principal
                                      installments                                  3,335,754
                                   Less - current portion                            (185,164)
                                                                             ----------------

                                   Long-term portion                         $      3,150,590
                                                                             =================

               (iv) In November 2002, the Company entered into the following agreements with Telefonica Moviles y Soluciones y Aplicaciones, S.A. ("TM-mAS"):

                         o Licensing agreement - for the use of the SCL software, specially designed for companies engaged in the operation of mobile communication. The total cost of the software for phase IV, capitalized during 2003, amounted to $973,735.

                         o Maintenance and support services - for the maintenance of the SCL software application and related consulting services. The agreement is for three years and the monthly fee is based on pre-determined rates and hours incurred.

                         o Design, development and programming services - the agreement is for three years and the monthly fee is based on pre-determined rates and hours incurred.

                    As of December 31, 2004, 2003 and 2002, the Company had an outstanding balance of $1,240,519, $1,740,709 and $2,895,078, respectively, related to these agreements, included as accounts payable and accrued liabilities in the accompanying balance sheets. Total expense pursuant to these agreements for the years ended December 31, 2004, 2003 and 2002 was $1,509,283, $1,723,820 and $2,895,078,
                    respectively.

               (v) The Company entered into an agreement with Brightstar Corp. ("Brightstar") for the selling, distribution and administration of its inventories. The contract was terminated effective January 31, 2005, by mutual agreement. The warehousing and logistic functions are now performed under the Company's management.

               (vi) The Company entered into an Interconnection Agreement with
                    Puerto Rico Telephone Partnership, Inc. ("PRTC"). The agreement, which is renewed on a yearly basis, provides for the delivery of local traffic to be terminated on each party's local network so that customers of either party have the ability to reach customers of the other party. The agreement establishes that compensation shall be paid by PRTC to NewComm and NewComm to PRTC at pre-determined rates.

              (vii) The Company entered into an Interconnection and Traffic
                    Interexchange Agreement for Telecommunications Services with Centennial Wireless PCS Operations Corporation ("Centennial"). The agreement, which is renewed on a yearly basis, provides for the parties to physically connect their switches and interchange traffic to allow subscribers of Centennial to communicate with subscribers of NewComm and vice versa in their respective service areas. The agreement establishes that the cost of the communication services provided are based on pre-determined rates.

             (viii) In July 1999, the Company entered into an Intercarrier
                    Roamer Service Agreement with Sprint Spectrum, LP ("Sprint"). The agreement was entered into so that the parties can provide service to each other's customers when the service is necessary in a geographic area outside of the area served by the party with whom it is registered and within the geographic service area served by the other party. Each home carrier (NewComm and Sprint), whose customers receive service from the other serving carrier, shall pay 100% of the cost of such service (wireless services plus pass-through charges) to the other.

               (ix) During the year ended December 31, 2003, the Company entered into a service agreement with Telecommunication Systems, Inc. (TCS), whereby TCS agreed to provide software maintenance services in the areas of "assistance request management" (ARM) and product updates and upgrades. Services include: call receipt and routing, service restoration, problem resolution of reported conditions, on-site assistance, software updates and upgrades, hardware maintenance and hardware upgrades. This service agreement is on a year-to year basis for a fixed annual fee of $299,450.

               (x) The Company entered into an agreement with Lucent Technologies for the operation and maintenance of the CDMA Network. The agreement was signed on March 1, 2004, valid for two years and shall be automatically renewed by mutual agreement of the parties. This service agreement is for a fixed monthly fee of $125,750.

               (xi) In addition, the Company maintains other agreements with various service providers for periods ranging from one to five years. Services covered by these agreements include electronic checks, wireless local number portability, short message, invoice processing, customer credit information and accounts receivable collections.

               (b)  Legal contingencies -

                    The Company is a defendant in a lawsuit brought by Atento de Puerto Rico, Inc. (Atento) alleging breach of contract, damages, and collection of amounts for services rendered. The plaintiff is seeking $665,540 ($484,212 of this amount was owed and accrued by NewComm as of December 31, 2004) for services already rendered to the Company and $1,760,000 for breach of contract. The case is in its early stages and no outcome can be predicted.

                    The Company is also the defendant in several legal cases related to former employees, arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position and results of operations.

     (20) Partners' capital:

          At December 31, 2004, 2003 and 2002, the limited partners' capital consisted of 2.765.2, 2,906.1 and 2.906.1 units, respectively, distributed among approximately 1,600 limited partners.

          The Partnership Agreement provides that the Partnership may sell additional limited partnership interests after the initial offering to raise additional equity. Cash flow received from normal operations of the Partnership which the General Partner, in its sole discretion, determines to distribute to the investors of the Partnership, will be distributed 75% to the limited partners and 25% to the General Partner. For federal income taxes purposes, the operating losses of the Partnership will be allocated first to the partners as necessary to offset any profits previously allocated to them until each partner has cumulative losses equal to cumulative profits previously allocated to each partner, and second, 75% to the limited partners in accordance with the number of units held by each limited partner and 25% to the General Partner. However, any losses that would have the effect of causing or increasing a partners' capital account deficit will be allocated first, pro rata to the other partners in accordance with their respective share of partnership distributions, and second, when such allocations can be made without increasing a partner's capital account deficit, to the General Partner.

          On May 12, 2004, the Partnership announced a voluntary program for its Limited Partners who own fewer than two units of the Partnership to sell their units at a per-unit price of $8,500. Under the program,
          140.9 units were re-acquired by the Partnership, for a total of $1,197,640.

     (21) Income tax:

          The Partnership, as a United States limited partnership, is not subject to federal income tax and the tax affect of its activities flow-through to the partners. For U.S. tax purposes the Partnership's tax losses have been passed through to the limited partners to the extent of their investment. The Partnership is subject to Puerto Rico income tax as a regular corporation.

          For Puerto Rico tax purposes the Partnership has net operating loss carryforwards totaling approximately $7.6 million, available to reduce future taxable income. The loss carryforwards expire in fiscal years 2004 through 2010.

          NewComm has net operating loss carryforwards totaling approximately $182 million available to reduce future taxable income. The loss carryforwards expire in fiscal years 2006 through 2010.

          At December 31, 2004, the deferred tax asset resulting from future income tax benefits of the available operating losses was approximately $48 million, at the lower tax bracket. A valuation allowance for the same amount has been established due to the uncertainty as to the realization of the tax benefit of such operating losses.

     (22) Supplementary cash flows information:

          During the years ended December 31, 2004, 2003 and 2002, the Company had the following non-cash investing and financing activities:

          a. Interest for the period from January 1, 2003 through June 4, 2003, amounting to $2,040,572, was capitalized into the Lucent Technologies long-term debt.

          b. Interest for the years ended December 31, 2004, 2003 and 2002, amounting to $897,421, $1,036,383 and $1,113,724, respectively, was capitalized as part of the TLD long-term debt.

          c. Invoices due to Alcatel in the amount of $413,319 were capitalized into the note payable during 2002. The amount was previously presented as accounts payable.

          d. During the year ended December 31, 2004, the Company entered into a sale-leaseback transaction where towers with a book value of $579,478 were sold for $2,594,975, resulting in a gain of $2,015,498. This gain was deferred and will be amortized over a 10-year period. The lease interest in the towers was capitalized as a leasehold right for a total amount of $3,359,566, of which $45,422 was amortized during 2004.

     (23) Dilution gain:

          The amount presented as dilution gain in the accompanying statements of changes in Partners' deficit represents the effect of investments made by an outside minority interest investor during the year 2002 ($10 million). The equity gain is the effect of the reduction of the Partnership's participation in the stockholders' deficit of NewComm, allocated to the limited partners and the General Partner, based on their percentage of participation, 75% and 25%, respectively.

     (24) Quarterly financial information for 2004, 2003 and 2002:

          Certain unaudited quarterly financial information for the years 2004, 2003 and 2002, follows:

                                                                                    2004 (Restated)
                                                         ----------------------------------------------------------------------
                                                              March             June            September          December
                                                         ---------------   ---------------   ---------------   ----------------
         Revenues                                        $    28,314,821   $    27,134,342   $    25,131,484   $     24,421,289
                                                         ===============   ===============   ===============   ================

         Operating income (loss)                         $     2,053,411   $       775,001   $      (112,649)  $     (7,063,136)
                                                         ===============   ===============   ===============   ================

         Net loss                                        $    (4,539,179)  $    (6,175,586)  $    (7,023,282)  $    (14,096,072)
                                                         ===============   ===============   ===============   ================

         Net income (loss) attributable to General
            Partner                                      $    (4,539,179)  $    (6,175,586)  $    (7,023,282)  $    (14,096,072)
                                                         ===============   ===============   ===============   ================

         Net income (loss) attributable to Limited
            Partner                                      $            --   $            --   $            --   $             --
                                                         ===============   ===============   ===============   ================

                                                                                    2003 (Restated)
                                                         ----------------------------------------------------------------------
                                                              March              June           September          December
                                                         ---------------   ----------------  ----------------  ----------------
         Revenues                                        $    26,294,881   $     27,796,305  $     26,719,677  $     28,083,249
                                                         ===============   ================  ================  ================

         Operating income (loss)                         $     8,248,140   $      1,853,054  $      6,079,663  $     (3,130,903)
                                                         ===============   ================  ================  ================

         Net income (loss)                               $    (8,478,010)  $      7,969,917  $     (6,370,950) $    (19,038,784)
                                                         ===============   ================  ================  ================

         Net income (loss) attributable to General
            Partner                                      $    (8,478,010)  $      1,992,479  $     (2,682,170) $    (19,038,784)
                                                         ===============   ================  ================  ================

         Net income (loss) attributable to Limited
            Partner                                      $            --   $      5,977,438  $     (3,688,780) $             --
                                                         ================  ================  ================  ================

                                                                                          2002
                                                         ----------------------------------------------------------------------
                                                              March              June           September          December
                                                         ---------------   ----------------- ----------------- ----------------
         Revenues                                        $    27,980,361   $     33,519,358  $     26,209,320  $     20,248,058
                                                         ===============   ================  ================  ================

         Operating (loss) income                         $     2,612,416   $      1,454,412  $        691,941  $       (539,969)
                                                         ===============   ================  ================  ================

         Net income (loss)                               $    (5,680,363)  $      7,185,858  $     (5,902,572) $     (8,627,994)
                                                         ===============   ================  ================  ================

         Net income (loss) attributable to General
            Partner                                      $    (5,680,363)  $      1,796,465  $       (513,182) $     (8,627,994)
                                                         ===============   ================  ================  ================

         Net income (loss) attributable to Limited
            Partner                                      $            --   $      5,389,393  $     (5,389,390) $              --
                                                         ===============   ================  ================  =================

          As discussed in Note 2 to the accompanying consolidated financial statements, the Partnership has restated its consolidated financial statements as of and for the years ended December 31, 2004 and 2003. The quarterly restated and unaudited consolidated financial information for the years ended December 31, 2004 and 2003 was adjusted accordingly.

          As discussed in Note 4(k) to the accompanying consolidated financial statements, the Company adopted SFAS 142 "Goodwill and other Intangibles Assets" on January 1, 2002. The quarterly unaudited consolidated financial information for the year ended December 31, 2002, was adjusted accordingly.

Report of Independent Public Accountants

To the Board of Directors of

SuperTel Communications Corp.:

     We have audited the accompanying balance sheets of SuperTel Communications Corp. ("SuperTel") as of December 31, 2004, 2003 and 2002, and the related statements of income and accumulated earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of SuperTel's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SuperTel Communications Corp. as of December 31, 2004, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Kevane Soto Pasarell Grant Thornton LLP
-------------------------------------------

San Juan, Puerto Rico,
   February 9, 2005

SuperTel Communications Corp.

Balance Sheets--December 31, 2004, 2003, 2002

                                                                               2004                2003                 2002
                                                                         -----------------   ------------------   -----------------
CURRENT ASSETS:
   Cash                                                                  $          83,905   $           2,188    $          63,853
   Accounts receivable from affiliated company                                     178,756             154,934              136,154
                                                                         -----------------   -----------------    -----------------

        Total current assets                                                       262,661             157,122              200,007

   Investment in partnership at equity, net                                             --                  --                   --
                                                                         -----------------   -----------------    -----------------

        Total assets                                                     $         262,661   $         157,122    $         200,007
                                                                         =================   =================    =================

                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                      $          94,650   $           6,000    $          69,900
   Income tax payable                                                                3,743               6,415                4,647
                                                                         -----------------   -----------------    -----------------

     Total current liabilities                                                      98,393              12,415               74,547
                                                                         -----------------   -----------------    -----------------

STOCKHOLDERS' EQUITY:
   Preferred stock, no par value, 1,000 shares authorized,
     non-voting, none issued                                                            --                  --                   --
   Common stock, no par value, $1 stated value, 84,100 shares
     authorized, 1,000 shares issued and outstanding,                                1,000               1,000                1,000
   Common stock Class A-1, no par value, restricted, non-voting
     shares 15,900 authorized, none issued                                              --                  --                   --
   Additional paid-in capital                                                      148,746             148,746              148,746
   Retained Earnings (accumulated deficit)                                          14,522              (5,039)             (24,286)
                                                                         -----------------   -----------------    -----------------

     Total stockholders' equity                                                    164,268             144,707              125,460
                                                                         -----------------   -----------------    -----------------

        Total liabilities and stockholders' equity                       $         262,661   $         157,122    $         200,007
                                                                         =================   =================    =================

The accompanying notes are an integral part of these balance sheets.

SuperTel Communications Corp.

Statements of Income and Retained Earnings (Accumulated Deficit)
For the Years Ended December 31, 2004, 2003, 2002

                                                                                    2004              2003               2002
                                                                              ----------------  ------------------ ----------------
REVENUES:
   Management fees                                                            $        287,499  $         282,280  $        262,164
                                                                              ----------------  -----------------  ----------------

EXPENSES:
   Directors' fees                                                                     250,000            250,000           218,750
   Other general and administrative expenses                                            14,610              6,618            19,581
                                                                              ----------------  -----------------  ----------------

     Total administrative expenses                                                     264,610            256,618           238,331
                                                                              ----------------  -----------------  ----------------

INCOME BEFORE PROVISION FOR INCOME TAX                                                  22,889             25,662            23,833

   Provision for income tax                                                              3,328              6,415             4,647
                                                                              ----------------  -----------------  ----------------

NET INCOME                                                                              19,561             19,247            19,186

ACCUMULATED DEFICIT, beginning of year                                                  (5,039)           (24,286)          (43,472)
                                                                              ----------------  -----------------  ----------------

RETAINED EARNINGS (ACCUMULATED DEFICIT), end of year                          $         14,522  $          (5,039) $        (24,286)
                                                                              ================  =================  ================

The accompanying notes are an integral part of these statements.

SuperTel Communications Corp.

Statements of Cash Flows
For the Years Ended December 31, 2004, 2003, 2002

                                                                               2004                2003                 2002
                                                                         -----------------   -----------------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $          19,561   $          19,247    $          19,186
                                                                         -----------------   -----------------    -----------------

   Adjustments to reconcile income to net cash provided (used in) by operating activities-
        (Increase) decrease in accounts receivable from affiliated
          company                                                                  (23,822)            (18,780)               1,384
        Decrease in prepaid expenses                                                    --                  --                2,760
        (Decrease) increase in accounts payable                                     88,650             (63,900)              32,169
        Increase in income tax payable                                              (2,672)              1,768                4,647
                                                                         -----------------   -----------------    -----------------

          Total adjustments                                                         62,156             (80,912)              40,960
                                                                         -----------------   -----------------    -----------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES AND INCREASE
   (DECREASE) IN CASH                                                               81,717             (61,665)              60,146

CASH, beginning of year                                                              2,188              63,853                3,707
                                                                         -----------------   -----------------    -----------------

CASH, end of year                                                        $          83,905   $           2,188    $          63,853
                                                                         =================   =================    =================

The accompanying notes are an integral part of these statements.

SuperTel Communications Corp.

Notes to Financial Statements
December 31, 2004, 2003, 2002

     (1)  Reporting entity:

          SuperTel Communications Corp., a Puerto Rico corporation ("SuperTel"), was organized on June 7, 1996, under the laws of the Commonwealth of Puerto Rico. SuperTel was created to serve as general partner (the "General Partner") of ClearComm, L.P., a Delaware limited partnership (the "Partnership"). SuperTel is entitled to 25% of all distributions made by the Partnership.

          Most of SuperTel's transactions are related to the administration of ClearComm, a limited partnership organized on January 24, 1995 under the laws of the State of Delaware, for which SuperTel has served as General Partner since June 18, 1996. The Partnership is scheduled to terminate on December 31, 2005, or earlier upon the occurrence of certain specific events as detailed in the Partnership agreement. SuperTel, as General Partner of the Partnership, is considering alternatives to dissolution, including an extension of the Partnership's termination date. On January 22, 1997, the Partnership was granted the PCS Block C licenses for Puerto Rico and certain western states of the United States. On February 4, 1999, the Partnership entered into an agreement with Telefonica Larga Distancia de Puerto Rico, Inc. (TLD); several of the relevant provisions of this agreement are the following:

               o The Partnership transferred all of its Puerto Rico licenses including its related debt with the FCC (the Partnership's contribution) to NewComm Wireless Services, Inc. ("NewComm"), a newly organized Puerto Rico corporation owned by the Partnership, in exchange for all of NewComm's issued and outstanding common stock. Subsequently, the Partnership sold part of its investment in NewComm, and as of December 31, 2004 and 2003, the Partnership owned 76.89% of NewComm's issued and outstanding common stock.

               o TLD lent approximately $20 million to NewComm by means of a secured convertible promissory note payable (the Promissory
                    Note). Payment of the Promissory Note is collateralized through this provision of a separate agreement pursuant to which a security interest was imposed upon NewComm's assets and a pledge and guaranty agreement issued by the Partnership.

               o Once certain regulatory and other requirements are met, the Promissory Note may be converted into certain number of shares of NewComm's common stock corresponding to approximately 49.9% of NewComm. On March 12, 2002, the Partnership agreed to sell an additional 0.2% of its shares in NewComm to TLD to bring TLD's (now assigned to Telefonica Moviles, S.A. or TEM) ownership to 50.1%; this transaction will be consummated after a third party valuation of NewComm's stocks and should be subject to the approval from the FCC. During 2004, the Partnership and TLD received the approval from the FCC, but the conversion and additional sale of participation has not been consummated.

          In September 1999, NewComm commenced providing PCS services in Puerto Rico.

          On August 28, 2000, the Partnership entered into a Purchase and Sale Agreement with Leap Wireless International (Leap Wireless), pursuant to which the Partnership sold the Visalia, California license to Leap Wireless in exchange for a $9,500,000 cash payment. The transaction closed on June 8, 2001.

          On March 2, 2002, the Partnership sold approximately 4.08% of its investment in NewComm to a group of investors led by Fleet Development Ventures for $13 million.

          During 2004, the Partnership sold its California PCS licenses to a third party.

     (2)  Summary of significant accounting policies:

          The following summarizes the most significant accounting policies followed in the preparation of the accompanying financial statements:

          Use of estimates -

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Revenue recognition -

          Management service revenues are recognized on a monthly basis as services are provided.

          Investment in Partnership -

          SuperTel carries its investment in its 25% owned partnership on the equity basis of accounting, thus reflecting its share of the partnership's net income (loss) in the accompanying statements of operations. (See Note 3).

          Income taxes-

          In accounting for income taxes, SuperTel uses the asset and liability approach that requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recognized for any deferred tax asset for which, based on management's evaluation, it is more likely than not (a likelihood of more than 50%) that some portion of the deferred tax asset will not be realized.

     (3)  Investment in the Partnership:

          Originally, SuperTel acquired its 25% investment in the Partnership for $100,000. Adjustments to the recorded amount of this investment were made following the equity method of accounting and in 1996 this investment was written-down to zero. As of December 31, 2004, 2003 and 2002, SuperTel's share of the undistributed losses of the Partnership amounted to approximately $7.5 million, $7.6 million and $3.3 million, respectively. SuperTel would have to first recover its share of the Partnership undistributed losses before it could pick-up any share of the Partnership's gains.

     (4)  Related party transactions:

          ClearComm's partnership agreement, as amended, provides for payment of a management fee to its General Partner (SuperTel), equal to the reasonable costs of operating the business of the Partnership, plus 10% of such aggregate amount, which fee shall be payable monthly, on the first day of each month during the year. Expenses reimbursed include, but are not limited to, compensation costs and expenses incurred by officers, directors, and employees in the performance of their duties. During 2004, 2003 and 2002, management fees billed to ClearComm amounted to $287,499, $282,280 and $262,164, respectively.

          All other related party transactions are advances from / to affiliated entities made in the ordinary course of business. These advances are not interest bearing.

     (5)  Preferred stock:

          SuperTel is authorized to issue 1,000 shares of restricted, non-voting, preferred stock without par value. The preferred shares are divided into classes, from A to J with 100 shares of each class and upon their issuance, SuperTel has the option to redeem them at their issuance price plus accrued dividends. At December 31, 2004, 2003 and 2002, none of the preferred shares had been issue.

     (6)  Contingencies:

          From time to time SuperTel and/or the Partnership are involved in litigation arising in the ordinary course of business, some of which are ongoing. Management does not believe that any litigation involving the SuperTel or the Partnership will have a material adverse effect on the SuperTel or the Partnership's business or financial condition.

(2)  Interim Financial Statements

                                 ClearComm, L.P.
                 CONSOLIDATED STATEMENTS OF ASSETS, LIABILITIES
                              AND PARTNERS' DEFICIT

                                                                                                June 30,           December 31,
                                                                                                  2005                 2004
                                                                                            -----------------    ----------------
                                                                                               (Unaudited)          (Restated)
ASSETS:
Cash and cash equivalents                                                                   $      10,000,428    $     10,612,430
Accounts receivable, net                                                                            8,474,072           7,909,573
Accounts receivable, other                                                                          4,846,298           4,204,524
Insurance claim receivable                                                                                 --             403,657
Interest receivable                                                                                        --              20,000
Inventories, net                                                                                    3,106,564           4,341,975
Prepaid expenses                                                                                      948,830             841,750
Leasehold rights, net                                                                               3,660,498           3,314,144
Investment in subsidiary                                                                              217,959             247,959
PCS licenses, net                                                                                  46,750,449          46,750,449
Deferred financing costs                                                                              518,776             635,824
Note receivable from officer                                                                                -             100,000
Property and equipment, net                                                                        73,543,967          80,546,773
                                                                                            -----------------    ----------------

                                                                                            $     152,067,841    $    159,929,058
                                                                                            =================    ================

LIABILITIES AND PARTNERS' DEFICIT:
Accounts payable and accrued liabilities                                                    $      29,296,342    $     48,810,130
Notes payable -- short-term                                                                        38,715,009         136,836,780
Notes payable -- long-term                                                                        128,835,066          90,226,258

Unitholders' capital (deficit) 2,765.20 Units in 2005, 2906.1 Units in 2004, and 1 general partnership interest.

                                                                                                  (44,778,577)       (115,944,108)
                                                                                            -----------------    ----------------

Total liabilities and partner's deficit                                                     $     152,067,840    $    159,929,060
                                                                                            =================    ================

BOOK VALUE(DEFICIT) PER UNIT                                                                $         (16,194)   $        (41,930)
                                                                                            =================    ================


The accompanying notes are an integral part of these consolidated statements.

                                 ClearComm, L.P.
                CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
                                   (UNAUDITED)

                                               Three-Month Periods Ended June 30             Six-Month Periods Ended June 30
                                           -------------------------------------------  -------------------------------------------
                                                   2005                  2004                   2005                  2004
                                           --------------------   -------------------   --------------------  --------------------
                                                                      (Restated)                                   (Restated)
Revenues:
   Service revenues                        $         22,686,968   $        25,906,148   $         45,565,488  $         52,784,373
Handset and accessories sales                         1,169,624             1,228,194              1,907,084             2,664,790
                                           --------------------   -------------------   --------------------  --------------------
                                                     23,856,592            27,134,342             47,472,572            55,449,163
                                           --------------------   -------------------   --------------------  --------------------

Operating Cost and Expenses:
Cost of handset and accessories                       4,362,624             5,652,167              9,047,636            11,591,131
Interconnection expense                                 807,907             1,065,425              1,603,484             2,040,979
Sales and dealers commissions                         1,891,224             2,533,551              3,925,924             5,380,383
Salaries and benefits                                 3,859,776             3,955,461              7,773,695             7,989,871
Depreciation                                          4,524,200             4,388,884              9,095,668             8,693,346
Advertising expense                                   1,382,099             1,857,480              2,092,602             3,314,146
Legal and professional services                         287,520               851,391                679,302             1,564,743
Provision for doubtful accounts                       3,293,557             2,365,150              5,482,126             4,711,950
Rent expense                                          1,824,870             1,731,547              3,617,963             3,367,372
Taxes other than income                                 529,874               841,109              1,572,106             1,849,647
Network Operation and Maintenance                     2,011,529             1,726,390              3,952,237             3,292,937
Other expenses                                         -136,634             2,426,762              1,396,574             4,777,609
Management fee to General Partner                        68,750                68,750                137,500               137,500
Services rendered by related parties                    626,235             1,258,326              1,418,851             2,586,220
Loss on Sale of California License                           --                25,832                     --                25,832
                                           --------------------   -------------------   --------------------  --------------------
                                                     25,333,531            30,748,225             51,795,668            61,323,666

Income (Loss) from Operations                        (1,476,939)           (3,613,883)            (4,323,096)           -5,874,503
                                           --------------------   -------------------   --------------------  --------------------

Other Income (Expense)
Interest income                                          75,134                38,549                408,160               116,971
Other Income                                                 --               (57,396)                32,644               (57,179)
Interest expense                                     (2,913,539)           (2,321,032)            (5,968,121)           (4,687,799)
                                           --------------------   -------------------   --------------------  --------------------

                                                     (2,838,405)           (2,339,879)            (5,527,317)           (4,628,007)
                                           --------------------   -------------------   --------------------  --------------------

Net Income (Loss)                          $         (4,315,344)  $        (5,953,762)  $         (9,850,413) $        (10,502,510)
                                           ====================   ===================   ====================  ====================

Net Income (Loss) Attributable to
   General Partner                         $         (4,315,344)  $        (5,953,762)  $         (9,850,413) $        (10,502,510)
                                           ====================   ===================   ====================  ====================

Net Income (Loss) Attributable to
   Limited Partners                        $                 --   $                --   $                 --  $                 --
                                           ====================   ===================   ====================  ====================


The accompanying notes are integral part of these consolidated financial statements.

                                 ClearComm, L.P.
            CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' DEFICIT
                                   (Unaudited)
                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2005

                                                            Limited Partners
                                                 ---------------------------------------        General
                                                       Units                Amount              Partner               Total
                                                 ------------------   ------------------   ------------------   -----------------
BALANCES, December 31, 2004                                 2,765.2                   --   $     (115,944,108)  $    (115,944,108)

   Net loss for the three-months period ended
     March 31, 2005                                                                                (5,535,069)         (5,535,069)

   Net loss for the three-months period ended
     June 30, 2005                                               --                   --           (4,315,344)         (4,315,344)

Additional Capital Contribution from
   conversion pursuant to the settlement
   agreement dated April 20, 2005                                                                  81,015,944          81,015,944
                                                 ------------------   ------------------   ------------------   -----------------

BALANCES, June 30, 2005                                     2,765.2                   --   $      (44,778,577)  $     (44,778,577)
                                                 ==================   ==================   ==================   ==================

The accompanying notes are an integral part of these consolidated financial statements.

                                 ClearComm, L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                               Six-Month Periods Ended
                                                                                   -----------------------------------------------
                                                                                          June 30,                 June 30,
                                                                                            2005                     2004
                                                                                   ----------------------   ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                                        $           (9,850,413)  $          (10,502,510)
                                                                                   ----------------------   ----------------------
   Adjustments to reconcile net loss to net cash provided by operating activities-
        Depreciation and amortization                                                           9,095,668                8,638,296
        Equity in losses of unconsolidated subsidiary                                              30,000                   12,178
        Amortization of loan origination fees                                                                               98,436
        Inventory Reserve                                                                         172,033                  348,000
        Bad debt expense                                                                        5,482,126                4,711,950
        Loss on sale of California Licenses                                                                                 25,832
        Gain from sale of vehicles                                                               (432,527)                 (28,327)
        Capitalized interest                                                                      102,761                  395,588
     Changes in operating assets and liabilities-
        Increase in interest receivable                                                                --                  (83,336)
        Increase in accounts receivable, before write-offs                                     (6,968,218)              (3,662,572)
        Decrease in insurance claim receivable                                                    403,657
        Decrease (increase) in inventories                                                      1,041,021                 (686,933)
        Increase overdraft                                                                             --                  (82,469)
        Increase in prepaid expenses                                                             (107,080)                (260,560)
        Decrease in accounts payable and accrued liabilities                                    2,000,205                3,575,702
        Decrease in accounts payable to related parties                                        (3,196,515)                (876,410)
        (Decrease) Increase in accrued interest                                                   565,151                  (71,287)
        (Decrease) increase in deferred income                                                     66,460                 (466,003)
                                                                                   ----------------------   ----------------------
          Total adjustments                                                                     8,254,742               11,588,085
                                                                                   ----------------------   ----------------------
          Net cash provided by operating activities                                            (1,595,671)               1,085,575
                                                                                   ----------------------   ----------------------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                                                           --
   Redemption of investment securities                                                                                   8,837,147
   Proceeds from the sale of vehicle                                                              483,161                  184,000
   Proceeds from sale of accounts receivable                                                      455,890                       --
   Payment for deferred financing costs                                                          (117,091)                      --
   Acquisition of property and equipment                                                       (1,279,113)              (2,264,466)
   Payment for the investment in subsidiary                                                                               (130,667)
   Proceeds from the sale of California License                                                                          9,400,000
                                                                                   ----------------------   ----------------------
          Net cash provided by (used in) investing activities                                    (457,153)              16,026,014
                                                                                   ----------------------   ----------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal payments of capital leases                                                          (104,297)                      --
   Proceeds from issuance of note payable to Tmobiles                                                                    3,662,428
   Proceeds of issuance of subordinated loan                                                   11,743,256                       --
   Principal payments of long term debt                                                       (10,698,408)              (8,525,338)
   Tender Offer payments                                                                                                (1,189,150)
                                                                                   ----------------------   ----------------------
          Net cash used in financing activities                                                   940,551               (6,052,060)
                                                                                   ----------------------   ----------------------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                      (1,112,273)              11,059,529
CASH AND CASH EQUIVALENTS, beginning of period                                                 10,612,430                1,007,353
                                                                                   ----------------------   ----------------------
CASH AND CASH EQUIVALENTS, end of period                                           $            9,500,157   $           12,066,882
                                                                                   ======================   ======================
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:                                                         $                   --
INTEREST PAID                                                                      $            4,349,229   $            4,430,435
                                                                                   ======================   ======================

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS:


Non-Cash investing and financing activities during the period ended June 30, 2005 are as follows:

(a) Notes, interest payable and accrued expenses payable to TEM PR and T Moviles, S.A. were converted into additional capital contributions. Total amount converted is composed of the following:

     Notes payable balance to T Moviles, S.A. (including accrued interest)             $              11,396,339
     Notes payable balance to TEM PR (including accrued interest)                      $              62,487,125
     Accrued expenses to T Moviles, S.A,                                               $               6,632,471

(b) The Partnership's subsidiary acquired equipment with a cost of $511,785 under a capital lease financing agreement.
(c) The Partnership amortized $60,632 pertaining to the sales and leaseback transaction deferred gain.
(d) The Partnership sold property and equipment with a coast of $216,383 and accumulated depreciation of $131,831 for the amount of $8,000; resulting in a loss of $76,552.
(e) The Partnership through its subsidiary wrote-off an account payable of $207,300.


During the period ended June 30, 2004, interest expense from TEM-PR totaling $395,588 was capitalized into long-term debt.


The accompanying notes are an integral part of these consolidated financial statements.

                                 CLEARCOMM, L.P.
     NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2005
                                  (UNAUDITED)

1.   BASIS OF PRESENTATION AND INTRODUCTION

     The unaudited interim consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and with the instructions to Form 10-Q and Regulation S-X pertaining to interim financial statements. Accordingly, they do not include all information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The unaudited interim consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments and accruals which, in the opinion of management, are considered necessary for a fair presentation of the Partnership's financial position at June 30, 2005 and results of operations and cash flows for the three-month periods ended June 30, 2005 and 2004. The unaudited interim consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2004. Results of operations for interim periods are not necessarily indicative of the results that may be expected for the full year.

     ClearComm, L.P. (the "Partnership") is a limited partnership organized on January 24, 1995 under the laws of the State of Delaware. The Partnership was formed to file applications with the Federal Communications Commission ("FCC") under personal communications service ("PCS") frequency Block C, originally restricted to minorities, small businesses and designated entities, to become a provider of broadband PCS. The Partnership will terminate on December 31, 2005, or earlier upon the occurrence of certain specified events as detailed in the Partnership Agreement.

     SuperTel Communications Corp. ("SuperTel"), a Puerto Rico corporation, is the General Partner. Its total share of the income and losses of the Partnership is 25% in accordance with the Partnership Agreement. Approximately 1,600 limited partners also invested in the Partnership through a private placement.

     On January 22, 1997, the Partnership was granted the PCS Block C licenses for Puerto Rico and certain cities in California.

NewComm Wireless Services, Inc. ("NewComm")

     The Partnership established its Puerto Rico network by forming a wholly owned subsidiary, NewComm, on January 29, 1999. NewComm commenced providing PCS services in Puerto Rico in September 1999.

     On February 4, 1999, the Partnership and NewComm entered into an agreement with Telefonica Moviles, S.A. ("TEM"), whereby the Partnership contributed its two Puerto Rico Licenses to NewComm and TEM provided NewComm a $19,960,000 loan to develop the Puerto Rico Licenses. TEM's loan was made pursuant to a secured convertible promissory note (the "Note") which was convertible into 49.9% of NewComm's equity. The Note was converted to equity by a successor and affiliate of TEM, Telefonica Moviles Puerto Rico, Inc. ("TEM Puerto Rico"), on April 20, 2005 pursuant to the Settlement Agreement described below.

     The Partnership has agreed to sell to TEM Puerto Rico such number of shares of NewComm as shall be necessary to enable TEM Puerto Rico to have a total of 50.1% interest in NewComm. The transaction, which is described in the Settlement Agreement, involves in addition amendments to the Stock Purchase Agreement, a Shareholders Agreement, and a Sale Agreement. A summary of the terms of these agreements is included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2004. The foregoing transaction is described in greater detail below in Part I, Item 2, and the Settlement Agreement and the amendments to the other agreements described above were attached at exhibits to the March 31, 2005 Quarterly Report on Form 10-Q.

     In each of November 2000, December 2000, and March 2001, NewComm received $5,000,000, from Syndicated Communications Venture Partners IV, L.P. ("Syncom"), a third party, in exchange for approximately 4.92% ownership in NewComm. Syncom has contributed $25 million to NewComm in exchange for approximately 8.2% ownership interest in NewComm. The last $10 million installment was contributed in November 2002.

     On March 2, 2002, the Partnership sold approximately 4.08% of NewComm to a group of investors led by Fleet Development Ventures ("The Fleet Group") for $13 million. The Partnership and TEM contributed approximately $9 million each to NewComm in the form of equity and convertible debt, respectively. The Partnership and TEM have committed an additional $10M each to close the Project Finance Facility. The Partnership believes it has obtained financing alternatives, together with TEM, to provide NewComm with the capital necessary for the Project Finance Facility and to fund NewComm's operations.

     As a result of the Settlement Agreement, the Partnership has obtained the appropriate financing sources to provide NewComm with the capital necessary for the Project Finance Facility and to fund NewComm's operations. In addition, NewComm's Shareholders possess the following ownership interests in NewComm, as of the date of effectiveness of the Settlement Agreement:

                         SHAREHOLDER                                INTEREST
                         ----------------------------------   ---------------------
                         ClearComm, L.P.                                      39.27%
                         Syncom                                                7.21%
                         Fleet Group                                           3.62%
                         TEM Puerto Rico                                      49.90%
                                                               --------------------

                                                                             100.00%
                                                               ====================

Settlement Agreement

     The transaction among the Partnership, NewComm, and TEM Puerto Rico was consummated on April 20, 2005 pursuant to the terms of the Settlement Agreement. Some of the most important provisions of the Settlement Agreement are summarized below:

     o The Partnership, NewComm, and NewComm's shareholders, on the one hand, and TEM, on the other hand, agreed to release certain claims each may have against the other in connection with the performance of certain contracts previously entered into by the parties.

     o NewComm will capitalize the $73.8 million loan (including interest) previously made to it by TEM and Telefonica Moviles S.A. and will issue a convertible promissory note to the Partnership in the amount of the loan.

     o The effectiveness of the Settlement Agreement was conditioned upon the satisfaction of certain events, including the following: TEM Puerto Rico becoming the holder of 49.9% of NewComm's capital stock; the termination of the Joint Venture Agreement, the Management Agreement, and the Technology Transfer Agreement, each of which involved NewComm and included TEM as a party; the amendment of the Stock Purchase Agreement, the Sale Agreement, dated March 12, 2002 (the "Sale Agreement"), among NewComm, TEM Puerto Rico, the Partnership, and the other shareholders of NewComm, and the Shareholders Agreement, dated March 12, 2002 (the "Shareholders Agreement"), among the Partnership, NewComm, TEM Puerto Rico, and the other shareholders of NewComm; TEM's entry into a line of credit to be used to pay the balance of NewComm's indebtedness to the FCC; and an extension or refinancing of NewComm's bridge loan from ABN Amro Bank, N.V.

     o In the event that as of September 30, 2006, NewComm's net income, as determined in accordance with U.S. generally accepted accounting principles and measured on the basis of EBITDA for the twelve-month period then ended, is less than $10,970,000, TEM may require that the Partnership, and NewComm's shareholders, together with TEM Puerto Rico, sell their respective interests in NewComm to a third party.

     o Upon the earlier to occur of a liquidation or sale of NewComm, TEM Puerto Rico's acquisition of 50.1% of NewComm stock pursuant to the Stock Purchase Agreement, or the fifth anniversary of the Settlement Agreement's effective date, TEM Puerto Rico will be required to pay a premium to the Partnership and NewComm's other shareholders. The amount of the premium payment will be calculated pursuant to the terms set forth in the Settlement Agreement, but will not exceed 16.6% of the resulting proceeds, net of certain costs, fees, and expenses and minus NewComm's indebtedness existing at such time.

     On April 20, 2005, the Stock Purchase Agreement was amended in order to, among other things, extend by 3 1/2 years, to approximately October 2008, TEM Puerto Rico's option to buy a majority interest in NewComm. In addition, the Sale Agreement was amended in order to clarify the procedures that would apply upon the sale of NewComm to a third-party purchaser in the event that neither TEM Puerto Rico, nor the Partnership exercised its rights under the Sale Agreement to purchase NewComm.

     Also, the Shareholders Agreement was amended and restated on April 20, 2005, and provides among other things that once TEM Puerto Rico becomes the holder of more than 50% of NewComm's capital stock, TEM Puerto Rico will have the right to designate four directors to NewComm's board (two more directors than it currently has the right to designate), and the Partnership will have the right to designate three directors to NewComm's board (one less director than it currently has the right to designate). It also provides that if NewComm proposes to issue additional shares at a price that is deemed fair by TEM Puerto Rico on the basis of an equity valuation, and TEM Puerto Rico does not exercise its preemptive rights under the agreement, then TEM Puerto Rico will be obligated to transfer to NewComm's other shareholders the number of its shares needed to prevent the other shareholders from being diluted as a result of NewComm's proposed issuance.

California Licenses

     On August 28, 2000, the Partnership entered into a Purchase and Sale Agreement with Leap Wireless International ("Leap Wireless"), pursuant to which the Partnership sold the Visalia-Porterville license to Leap Wireless in exchange for a $9,500,000 cash payment. The sale was approved by the FCC and closed on June 8, 2001.

     On November 26, 2003 the Partnership entered into a Purchase and Sale Agreement with Metro PCS pursuant to which the Partnership sold all of its remaining California Licenses. The sale was approved by the FCC and the licenses were transferred to Metro PCS on April 15, 2004 for a $10,900,000 cash payment. The Partnership has no other licenses in California,

Internet Surfing Stores of P.R., Inc. - (eMilios)

     On April 16, 2002, ClearComm, L.P. entered into a Shareholders' Agreement to form a joint venture with eMilios International, L.L.C., a Florida limited liability company, to promote and establish in Puerto Rico the eMilios concept (described below). The joint venture was formed under a Puerto Rico corporation named Internet Surfing Stores of Puerto Rico, Inc. ("ISS"). The Partnership owns 49% and eMilios International owns 51% of ISS.

     The eMilios concept involves internet communication galleries that are geared towards educating people in the use of computers and the internet, and acts as a communication and recreational center as well. The broadband connectivity that is offered at eMilios allows the stores to efficiently offer internet communications and also access to a great variety of interactive content, such as cyber games, as well as software and tools for free lancers and small business entities. The service is provided and collected with a proprietary smart card and software application. The commitment of the Partnership to ISS is $1 million and eMilios International has committed $500,000 in cash plus trade-name, systems, software, and technology know-how equivalent to $500,000. The Partnership is responsible for the management and day to day operations of ISS. ISS opened its first store with 48 computer stations on October 23, 2002. A second store with 40 computer stations was inaugurated on January 11, 2003 to serve the western part of Puerto Rico. That second store was closed on December 2004 due to unfavorable market conditions in the area. As a result, the Partnership has written down its Investment in the subsidiary by $165,306 to reflect the change. The investment has an exit mechanism whereby at any time after 2003, ClearComm can force the acquisition of its shares in ISS or the sale of the whole company.

2.   FINANCING REQUIREMENTS

     The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Partnership commenced operations in September 1999 and has incurred losses amounting to $4.3 million for the three-month period ended June 30, 2005 and incurred operating losses of $5 million for the three month period ended June 30, 2004. It also has working capital of $40.6 million (a deficit of $156.0 in 2004) and partners' capital deficit of $44.8 million in 2005 compared to $124.0 million in 2005. The significant reduction of the Partner's capital deficit is due to additional capital contributed for the conversion of certain payables and accrued expenses as described on the Settlement agreement described in Part 1, Item 2. The Partnership is likely to continue incurring losses until such time as its subscriber base generates revenue in excess of the Partnership's expenses. Development of a significant subscriber base is likely to take time, during which the Partnership must finance its operations by means other than its revenues.

     As part of an agreement with TEM, NewComm entered into a contract with Lucent Technologies, Inc. ("Lucent") that required Lucent to build a network that uses the Code Division Multiple Access ("CDMA") protocol. The total cost of the network was approximately $125 million. During 2000, NewComm's management and Lucent agreed on formally extending the payment of up to $61.0 million of the total amount due under the contract under a formal financing agreement. On June 4, 2003, NewComm entered into a Senior Credit Agreement with Lucent, which extended the maturity date of the $51.5 million remaining on the credit facility to September 30, 2009, with interest at 8% annually. In July 2005, Lucent sold the Note, which at the time had a principal balance of $48.5 million, to D.B. Zwirn & Co. ("D.B. Zwirn"). The Company signed a Forbearance Agreement with D.B Zwirn on July 14, 2005. NewComm is currently negotiating a new credit facility with D.B. Zwirn and expects to close on a new credit before August 31, 2005. The Company expects that the principal balance under the new credit agreement with D.B. Zwirn will be $53.3 million, with a term until January 31, 2006 and a floating interest rate of LIBOR plus 700 basis points. The facility includes $48.5 million of principal, $2.0 million of accrued interest and $4.0 million additional funding for working capital and general purpose needs.

     On June 20, 2003, an agreement restructuring Alcatel's debt was executed. Alcatel's credit is now $1.3 million at 6.5% payable over a three year period.

     Pursuant to the Settlement Agreement, TEM agrees to undertake all commercially reasonable actions necessary to refinance the Bridge Loan on or before April 20, 2008, with a two-year term loan maturing on or before April 20, 2010 ("The Long-Term Financing") and to cause Telefonica S.A., its parent company ("TEF"), subject to the satisfaction of certain conditions, to guarantee the prompt and complete payment and performance by NewComm when due of the Long-Term Financing. The Long-Term Financing guarantee will be jointly and severally guaranteed by the Partnership.

     With respect to the FCC debt which originated when the Partnership acquired its PCS licenses, and for which the Partnership owes the United States federal government approximately $24.0 million plus accrued interest at 6.5% as of June 30, 2005, TEM has secured the repayment of this debt by means of a subordinated line of credit guaranteed as described on the Settlement Agreement.

     TEM has agreed to undertake all commercially reasonable actions necessary to arrange a subordinated line of credit from a commercial bank for NewComm, the proceeds of which shall be available solely to pay the balance of the FCC debt as currently scheduled or as extended.

     A total of $73.8 million in accounts payable to TEM and T-Moviles was converted into equity as a result of the Settlement Agreement on April 20, 2005. This conversion has significantly decreased the Partnership's accounts payable by said amount and reduced the Partnership's partner's capital deficit from $118 million to $44.5 million.

     Management believes that the Partnership will comply with all the requirements for obtaining the financing and believes that cash and cash equivalents on hand, anticipated growth in revenues, vendor financing and the permanent financing will be adequate to fund its operations during such period. However, in the absence of improved operating results and cash flows, and without the closing of its contemplated permanent financing, the Partnership may face liquidity problems to fund its operations and meet its obligations. As a result of these matters, substantial doubt exists about the Partnership's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.   Recent accounting pronouncements:

     a) In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" and provides guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIE's") and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties.

          In December 2003, the FASB issued a revision of the interpretation No. 46 to defer the implementation, clarify some of its provisions and to exempt certain entities from its requirements. Management does not expect that the application of this standard will have any effect on the Company's consolidated results of operations or its financial condition.

     b) In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 (FAS-150), Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. FAS-150 addresses certain financial instruments that, under previous guidance, could be accounted for as equity, but now must be classified as liabilities in statements of financial position. These financial instruments include: (1) mandatory redeemable financial instruments, (2) obligations to repurchase the issuer's equity shares by transferring assets, and (3) obligations to issue a variable number of shares. With limited exceptions, FAS-150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect that the adoption of FAS-150 will have a material impact on its consolidated results of operations and financial position.

     c) In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 (FAS-149), Amendment of Statement 133 on Derivative Instruments and Hedging Activities. FAS-149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under FAS 133, Accounting for Derivative Instruments and Hedging Activities. FAS-149 is effective for contracts entered into or modified after June 30, 2003. The Company does not expect that the adoption of FAS-149 will have an impact on its consolidated results of operations and financial position.

     d) In December 2003, the Financial Accounting Standards Board issued a revised Statement of Financial Accounting Standards No. 132 (FAS-132R), Employers' Disclosures about Pensions and Other Postretirement Benefits, which replaces the previously issued Statement. FAS-132R increases the existing disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, Employers' Accounting for Pensions, FAS-88, Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits, and FAS-106, Employers' Accounting for Postretirement Benefits Other Than Pensions. Specifically, FAS-132R requires companies to provide additional disclosures about pensions plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, companies are required to provide a breakdown of plan assets by category, such as debt, equity and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The Company is currently evaluating the effect of this pronouncement on its financial statement disclosures.

     e) In April 2002, the FASB issued SFAS No. 145, Rescission of FASB No. 4, 44 and 64, Amendment of SFAS No. 13, and Technical Corrections. SFAS No. 145 rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt - an amendment of APB Opinion No. 30, which required all gains and losses from extinguishments of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Opinion 30 will now be used to classify those gains and losses. SFAS No. 145 becomes effective for financial statements issued on or after May 15, 2002. Requirements and guidance of SFAS No. 145 were applied in connection with the write-off of the FCC debt discount. Please refer to Note 14 (c).

     f) In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity to be recognized and measured initially at fair value only when the liability is incurred. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. SFAS No. 146 applies to costs associated with an exit activity but does not involve an entity newly acquired in a business combination or with a disposal activity covered by SFAS No. 144. SFAS No. 146 does not apply to costs associated with a retirement covered by SFAS No.
          143. SFAS No. 146 became effective for exit or disposal activities that were initiated after December 31, 2002. The implementation of SFAS No. 146 did not have a material effect on the Partnership's consolidated financial position or results from operations.

     g) In December 2002, the FASB issued Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." For a guarantee subject to FASB Interpretation No. 45, a guarantor is required to:

          Measure and recognize the fair value of the guarantee at inception (for many guarantees, fair value will be determined using a present value method); and

          Provide new disclosures regarding the nature of any recourse provisions or assets held as payments, the current carrying amount of the guarantee liability, and the nature of any recourse provisions or assets held as collateral that could be liquidated and allow the guarantor to recover all or a portion of its payments in the event guarantee payments are required.

          The disclosure requirement of this Interpretation is effective for financial statements for fiscal years ending after December 15, 2002; it did not have any effect on the Partnership's financial statements. The initial recognition and measurement provisions are effective prospectively for guarantees issued or modified on or after January 1, 2003, which did not have any effect on the Partnership's financial statements.

          4. Restatement of prior year's financial statements

     The Partnership's previously issued financial statements as of and for the years ended December 31, 2004 and 2003 have been restated to correct the accounting for the method used to record the amount of loss incurred on the sale of handsets to customers. Effective January 1, 2003, the Partnership changed its method of accounting for the loss on the sales of handsets to customers, from the recognition of such anticipated future loss at the time of sale, to the establishment of an inventory reserve account for that loss at the end of each accounting period. After discussions with staff members from the Securities and Exchange Commission (SEC), the Partnership's management has decided to re-establish the previous method for inventory pricing. Under the reestablished method, the loss on handset sales is recognized at the time of sale.

                                    EXHIBIT A
                   PROPOSED AMENDMENT TO PARTNERSHIP AGREEMENT

The full text of the proposed Amendment to the Partnership Agreement is as follows:

                                 CLEARCOMM, L.P.

                                  AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP

     This AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP, dated as of [*], (this "Amendment"), of ClearComm, L.P., a Delaware limited partnership (the "Partnership"), amending the Agreement of Limited Partnership, dated as of January 24, 1995, as previously amended, (the "Agreement"), is made and entered by and between SUPERTEL COMMUNICATIONS CORP., a Puerto Rico corporation, as the general partner of the Partnership (the "General Partner"), and LIMITED PARTNERS of the Partnership who hold in the aggregate a majority of the outstanding Partnership Units held by Limited Partners. The limited partners of the Partnership shall be referred to herein as "Limited Partners" with the General Partner and the Limited Partners hereinafter referred to as the "Partners".

     WHEREAS, it is desired that the Agreement be amended to extend the latest date on which the Partnership will dissolve from December 31, 2005 to December 31, 2010.

     NOW, THEREFORE, the parties hereby agree as follows:


1. Amendment to Agreement. Section 15.1 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:


     15.1 Dissolution.

          The Partnership shall be dissolved and its affairs shall be wound up upon the happening of the first to occur of the following: (a) the sale or other disposition of all, or substantially all, of the Partnership's assets; (b) entry of a decree of judicial dissolution of the Partnership;
     (c) 5:00 p.m. P.S.T., December 31, 2010; (d) a General Partner's election to dissolve the Partnership (e) the election to dissolve by Limited Partners holding at least 75% of the then outstanding Units held by Limited Partners; or (f) a General Partner ceases to be a General Partner, pursuant to Article 13, unless (i) there remains at least one General Partner and, within 60 days after the date of such event, the remaining General Partner(s) elect to continue the business of the Partnership or (ii) if there is no remaining General Partner, the Limited Partners, within 90 days after the date of such event, elect, in accordance with section 10.3(a), to continue the business of the Partnership, in a reconstituted form if necessary, and elect a successor General Partner effective as of the date of such event.

2.   Effectiveness. This Amendment shall be effective as of the date hereof.

3. Governing Law. The parties agree that this Amendment shall be construed and enforced in accordance with and governed by the law of the State of Delaware, excluding that body of law relating to conflicts of laws.

4. Amendment. The parties agree that on and after the date hereof, any reference in the Agreement to "this Agreement," or words of like import, shall mean the Agreement as amended hereby. The Agreement, as amended hereby, shall remain in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, this Amendment to Limited Partnership Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

GENERAL PARTNER

SUPERTEL COMMUNICATIONS CORP.

By:
   -----------------------------------------
   Javier O. Lamoso, President

and

LIMITED PARTNERS

Those Limited Partners who have consented to this Amendment, together owning a majority of the outstanding Partnership Units

By:      SUPERTEL COMMUNICATIONS
         CORP., as attorney-in-fact

By:
   -----------------------------------------
   Javier O. Lamoso, President

                              CLEARCOMM, L.P. LOGO


                                  CONSENT CARD


I have received and reviewed the Solicitation Statement dated September 16, 2005 (the "Solicitation Statement"), from ClearComm, L.P. (the "Partnership") concerning the proposed amendment (the "Proposal") to the Agreement of Limited Partnership, dated as of January 24, 1995, as previously amended (the "Partnership Agreement"). In accordance with Article 14 of the Partnership Agreement, I hereby vote as set forth herein.


           THIS CONSENT IS SOLICITED ON BEHALF OF THE GENERAL PARTNER.

THE GENERAL PARTNER RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSAL. You may vote on the Proposal by marking one of the spaces below or by voting on the Internet in accordance with the instructions set forth on the reverse side of this Consent Card. If you sign and return this Consent Card without specific voting instructions, your Partnership Units will be voted FOR the adoption of the Proposal.

LIMITED PARTNERS WHO WISH TO USE THIS CONSENT CARD TO VOTE ON THE ADOPTION OF THE PROPOSAL SHOULD DO SO BY CHECKING ONE OF THE SPACES BELOW.

---------------------------------------------------------------------
Adopt the Proposal:

______  FOR     ______  AGAINST     ______  ABSTAIN
---------------------------------------------------------------------

IF THE LIMITED PARTNER IS AN INDIVIDUAL (IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, CUSTODIAN, TRUSTEE, ATTORNEY-IN-FACT OR GUARDIAN, PLEASE PROVIDE YOUR FULL TITLE AS SUCH):

___________________________________________________   ___________________________________________________
Signature                                   Date      Signature                                   Date


___________________________________________________   ___________________________________________________
Title                                                 Title

IF THE LIMITED PARTNER IS A CORPORATION, PARTNERSHIP OR COMPANY:

___________________________________________________
 Print Name of Entity

By:________________________________________________
   Signature                                Date

  _________________________________________________
    Print Name and, if applicable, Title


PLEASE VOTE, SIGN, DATE AND RETURN THE CONSENT CARD BY MAIL OR FACSIMILE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE.

                                 THERE ARE TWO WAYS FOR YOU TO VOTE ON THE PROPOSAL

                         INTERNET                                               MAIL OR FACSIMILE
Visit the Internet website at http://proxy.georgeson.com.        Simply complete, sign and date your Consent Card and
Enter the COMPANY NUMBER and CONTROL NUMBER shown below and      return it in the enclosed envelope or by mailing it
follow the instructions on your screen. Available until          to the address listed below. The Consent Card may
November 30, 2005 (subject to extension at the discretion        also be returned to the General Partner by facsimile
of the General Partner for up to an additional 31 days).         at 1-877-260-0406.

IF YOU ARE USING THIS CONSENT CARD TO VOTE ON THE PROPOSAL, PLEASE RETURN THIS CONSENT CARD BY NOVEMBER 30, 2005, AS FOLLOWS:

BY U.S. MAIL, TO: Georgeson Shareholder, Wall Street Station, P.O. Box 1102, New
                  York, New York 10269-0667
                  (Self-addressed envelope is enclosed for your convenience.)

BY FACSIMILE, TO:  1-877-260-0406



---------------------------              ------------------------
     [COMPANY NUMBER]                       [CONTROL NUMBER]
---------------------------              ------------------------



To be counted, a Consent Card must be received by November 30, 2005, or a vote must be cast on the Internet by November 30, 2005 (in either case, subject to extension at the discretion of the General Partner for up to an additional 31 days). FAILURE EITHER TO RETURN THE CONSENT CARD OR TO CAST A VOTE ON THE INTERNET IN A TIMELY MANNER WILL HAVE THE EFFECT OF VOTING AGAINST THE AMENDMENT.


A properly executed Consent Card received by the General Partner will be voted in accordance with the direction indicated above (that is, "for" or "against" the Proposal; or "abstain"). If no direction is indicated, a properly executed Consent Card of a Limited Partner received by the General Partner will be voted FOR the Proposal. Abstentions and broker non-votes (which are consents from brokers or nominees indicating that such persons have not received instructions from beneficial owners or other persons entitled to give consents with respect to Partnership Units as to matters for which the brokers or nominees do not have discretionary power) will have the effect of votes against the Proposal.

By my signature above, I hereby revoke any proxy previously given to vote or act with respect to my Partnership Units.


TO THE EXTENT THAT MY CONSENT CARD WILL BE VOTED FOR THE PROPOSAL, BY MY SIGNATURE ON THE REVERSE SIDE, I HEREBY APPOINT THE GENERAL PARTNER AS MY LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION FOR AND IN MY NAME, PLACE, AND STEAD, TO EXECUTE AND DELIVER OR CAUSE TO BE DELIVERED ALL SUCH FURTHER INSTRUMENTS, AGREEMENTS, CERTIFICATES AND DOCUMENTS IN MY NAME AND ON MY BEHALF AS IN ITS JUDGMENT IT DEEMS NECESSARY OR ADVISABLE IN ORDER TO CARRY THE PROPOSAL INTO EFFECT.